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                                                                  EXHIBIT 10.163

                         LEASE OF 101 MONTGOMERY STREET
                           SAN FRANCISCO, CALIFORNIA

                                    between

                     101 MONTGOMERY STREET CO. ("Landlord")

                                      and

                     CHARLES SCHWAB & CO., INC. ("Tenant")

                                 OCTOBER 8, 1996



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                                TABLE OF CONTENTS


RECITALS ..............................................................    1

1.       Lease Covenant: Premises Defined..............................    2

2.       Term..........................................................    3
         (a)      Term.................................................    3
         (b)      Option To Terminate As To Portion Of The Premises....    3
         (c)      Options To Extend Term...............................    6

3.       Rent..........................................................    9
         (a)      Monthly Base Rent....................................    9
         (b)      Payment Of Base Rent.................................    9
         (c)      Initial Base Rent Abatement..........................    9
         (d)      Refurbishment Abatement..............................   10
         (e)      Treatment Of Initial Abatement And Refurbishment
                  Abatement Upon Termination Of This Lease.....           10
         (f)      Proration............................................   12
         (g)      "Additional Rent" And "Rent" Defined.................   12
         (h)      Interest On Late Payments: Time Is Of The Essence....   12

4.       Permitted Uses, Occupancy And Restrictions Concerning Use.....   13
         (a)      Basic Use Restriction................................   13
         (b)      No Uses Other Than Those Expressly Allowed...........   14
         (c)      Specific Covenants With Respect To Parking...........   15
         (d)      Alterations and Improvements.........................   18

5.       Assignment, Subletting And/Or Mortgaging Of Premises..........   20
         (a)      General Covenant.....................................   20
         (b)      No Waiver............................................   22
         (c)      Conditions Of Approval...............................   22

6.       Alterations...................................................   25
         (a)      General Restriction..................................   25
         (b)      Procedure............................................   25
         (c)      Conditions That Apply To Improvement Work............   26
         (d)      Protection Against Lien Claims.......................   27
         (e)      Ownership And Removal................................   28
         (f)      Tax Aspects Of Alterations And Improvements..........   30
         (g)      Tenant's Right to Increase Floor Load................   30
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                               TABLE OF CONTENTS

         (h)      Certain Alterations Not Requiring Landlord's Consent...  30

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                                TABLE OF CONTENTS
                                  (continued)




7.       Repairs.......................................................   31
         (a)      Tenant's Obligation..................................   31
         (b)      Landlord's Obligation................................   32
         (c)      Landlord to Minimize Interference....................   33
         (d)      Current ADA And Related Requirements.................   33

8.       Compliance With Laws, Insurance Standards And Security........   34
         (a)      Compliance With Laws.................................   34
         (b)      Compliance With Laws by Landlord.....................   35
         (c)      Insurance Standards And Requirements.................   36

9.       Subordination, Attornment And Non-Disturbance.................   37
         (a)      Subordination........................................   37
         (b)      Foreclosure..........................................   39

10.      Building Security.............................................   39

11.      Rules And Regulations.........................................   40

12.      Insurance; Subrogation Waivers; Non-Liability For Certain
          Events.......................................................   40
         (a)      Non-Liability........................................   40
         (b)      Indemnity............................................   41
         (c)      Tenant's Liability Insurance.........................   42
         (d)      Tenant's Property Insurance..........................   43
         (e)      Tenant's Self-Insurance: Deductibles.................   43
         (f)      Landlord's Building And Property Insurance...........   43
         (h)      Subrogation Waiver...................................   45
         (i)      Termination Of Subrogation Waiver....................   46

13.      Damage And Destruction........................................   47
         (a)      Minor Casualty.......................................   47
         (b)      Extended Restoration Period: Minor Casualty..........   47
         (c)      Major Casualty: Termination of Lease.................   48
         (d)      Effect Of Termination................................   49
         (e)      Contractor Selected For Damage Analysis And Reports..   50
         (f)      Failure To Complete Work Within Estimated
                  Restoration Period...................................   50
         (g)      Use Of Expedited Construction Practices..............   51
         (h)      Rent Abatement During Repair Period..................   51
         (i)      Disruption of Tenant.................................   52

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                               TABLE OF CONTENTS
                                  (continued)


         (j)      Substantially Completed; Substantial Completion......   52

14.      Eminent Domain................................................   52
         (a)      Definitions..........................................   52
         (b)      Condemnation Of Total Premises.......................   53
         (c)      Condemnation Of Portion Of Premises..................   53
         (d)      Allocation Of Award..................................   53
         (e)      Condemnation Of Temporary Interests..................   54
         (f)      Disruption of Tenant.................................   54

15.      Basic Services................................................   55
         (a)      Defined Terms........................................   55
         (b)      Passenger Elevator Service...........................   55
         (c)      Freight Elevator Service; Loading Facilities.........   56
         (d)      Heating, Ventilation And Air Conditioning............   56
         (e)      Electricity..........................................   57
         (f)      Water................................................   58
         (g)      Tenant's Supplemental Air Conditioning System........   58
         (h)      Janitorial Service...................................   58
         (i)      Tenant's Emergency Generator.........................   61
         (j)      Service To Tenant's Equipment........................   61
         (k)      Lighting And Building Systems Maintenance............   61
         (l)      Service Interruption.................................   62
         (m)      Rent Abatement for Failure of Services...............   63

16.      Access To Premises............................................   64
         (a)      Tenant's Access......................................   64
         (b)      Landlord's Access....................................   65

17.      Vaults And Vault Space........................................   66

18.      Sprinkler System..............................................   66
         (a)      Condition: Notice: Duty To Repair....................   66
         (b)      Alterations..........................................   66

19.      Bankruptcy Or Insolvency......................................   67
         (a)      Right Of Termination.................................   67
         (b)      Rights On Termination................................   68

20.      Default.......................................................   68
         (a)      Events Of Default....................................   68
         (b)      Remedies.............................................   69

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                               TABLE OF CONTENTS
                                  (continued)

         (c)      Late Charge..........................................   70
         (d)      Remedies Allowed By Law..............................   70
         (e)      Tenant's Remedies: Payment Under Protest.............   71

21.      Self Help And Enforcement Costs...............................   71
         (a)      Landlord's Rights....................................   71
         (b)      Tenant's Rights......................................   72

22.      Surrender; End Of Term........................................   72

23.      Quiet Enjoyment; Limitation Of Liability......................   73
         (a)      Quiet Enjoyment......................................   73
         (b)      Landlord's Obligations Run With Land.................   73
         (c)      Estoppel Certificates................................   74

24.      Amendments And Waivers........................................   76
         (a)      No Amendment Except In Writing.......................   76
         (b)      No Waiver By Inaction................................   76

25.      Force Majeure.................................................   77

26.      Notices.......................................................   77

27.      Occupancy Costs: Tenant's Obligation To
         Pay Increases After The Year 2000.............................   79
         (a)      Occupancy Cost Excess. ..............................   79
         (b)      Occupancy Costs Defined..............................   79
         (c)      Occupancy Cost Exclusions............................   82
         (d)      Building Occupancy Adjustment........................   85
         (e)      Payment Of Estimated Occupancy Cost Excess...........   86
         (f)      Computation Of Actual Operating Cost Excess:
                  Adjustment For Variation Between Estimated And
                  Actual Occupancy Costs...............................   86
         (g)      Capital Improvements.................................   87
         (h)      Tenant's Audit Rights................................   88
         (i)      Failure to Deliver Statements........................   90
         (j)      Single Recovery......................................   90

28.      Tenant's Payment Of Increases In "Tax Costs.".................   90
         (a)      Payment Obligation...................................   90
         (b)      "Tax Costs" Defined..................................   91
         (c)      Payment..............................................   92

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                               TABLE OF CONTENTS
                                  (continued)


         (d)      Tax Reduction Proceedings............................   93
         (e)      Proposition 13.......................................   96
         (f)      Failure to Deliver Statements........................   97

29.      Nuisance: Odor And Noise......................................   97

30.      Definition And Determination Of "Fair Market Rent."...........   97
         (a)      Definition...........................................   98
         (b)      Matters to be Arbitrated.............................   98

31.      Captions......................................................  101

32.      Brokerage.....................................................  101

33.      Successors And Assigns........................................  102

34.      Miscellaneous.................................................  102
         (a)      Competing Uses.......................................  102
         (b)      Building Name........................................  103
         (c)      Litigation Indemnity.................................  103
         (d)      Construction.........................................  103
         (e)      Severability.........................................  103
         (f)      Name Change..........................................  104
         (g)      Time Of Essence......................................  104
         (h)      No Partnership.......................................  104
         (i)      Governing Law........................................  104
         (j)      Calculation Of Abatement.............................  104
         (k)      Certificate Of Occupancy.............................  105

35.      Exclusion Of Public Space From Premises.......................  105

36.      Interpretation: Effect On Modified Initial Lease..............  105



Exhibit A - Property Description (Page 1)*

Exhibit B - Leased Premises (Page 2)

Exhibit C - Square Footage of all Leased Space (Page 2)

Exhibit D - Termination Payment (Page 5)

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                               TABLE OF CONTENTS
                                  (continued)



Exhibit E - Original Elevator Software Identified (Page 4)

Exhibit F - Not used

Exhibit G - Planning Resolution (Page 14)

Exhibit H - Not used

Exhibit I - Floor Loadings (Page 30)

Exhibit J - National Holidays (Page 55)

Exhibit K - Janitorial Specification (Page 59)

Exhibit L - Chart of Accounts (Page 86)

Exhibit M - Certificate of Occupancy (Page 105)

         *Page number where first reference to Exhibit occurs.

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                         LEASE OF 101 MONTGOMERY STREET


                  THIS LEASE OF 101 MONTGOMERY STREET (this "Lease") is entered into as of this eighth day of October, 1996, by and between 101 MONTGOMERY STREET CO., a limited partnership ("Landlord") (in which Cahill Montgomery Corp., a California corporation, is the general partner; and California Jones Company, a California general partnership, is the limited partner) and CHARLES SCHWAB & CO., INC., a California corporation ("Tenant").

RECITALS:

                  This Lease Of 101 Montgomery Street is entered into upon the basis of the following facts, understandings and intentions of the parties:

                  A. Landlord's predecessor in interest, California Jones Company ("Cal Jones") as Landlord, and Tenant entered into a certain AGREEMENT OF LEASE (the "Initial Lease") dated as of the 18th day of May, 1983, providing for the lease by Tenant of substantially all of the rentable space in a high-rise office building located in the City and County of San Francisco, State of California, known as 101 Montgomery Street (the "Building"), located on the land more particularly described in Exhibit A, attached hereto and incorporated herein by reference thereto (the "Land"). The Term of the Initial Lease expires at 11:59 pm on April 7, 2000, subject to Tenant's right to extend such term pursuant to certain options contained in the Initial Lease.

                  B. Cal Jones and Tenant amended the Initial Lease by executing and delivering (i) an Amendment of Lease for 101 Montgomery Street, dated August 10, 1983 (the "First Amendment"), (ii) a Second Amendment of Lease for 101 Montgomery Street dated October 4, 1983 (the "Second Amendment"), and (iii) a Letter Modification Agreement dated November 3, 1983 (the "Modification Agreement"). Cal Jones assigned the Initial Lease, as amended by the First Amendment, the Second Amendment and the Modification Agreement, to Landlord, (and Landlord assumed the same), by Assignment dated as of September 1, 1989. Landlord and Tenant then further amended the Initial Lease by executing and delivering a Third Amendment of Lease (the "Third Amendment") dated as of February 9, 1990, a Fourth Amendment Of Lease (the "Fourth Amendment") dated as of October 1, 1993; and a Fifth Amendment Of Lease (the "Fifth Amendment") dated as of November


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30, 1993. The Initial Lease as modified by the First Amendment, Second
Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and the Modification Agreement are referred to herein as the "Modified Initial Lease."

                  C. Landlord is now the Landlord under the Modified Initial Lease and is also the holder of fee title to the Land and the Building (collectively the "Property").

                  D. Although the Modified Initial Lease does not expire until 11:59 pm on April 7, 2000, Landlord and Tenant desire to enter into a lease for a term commencing when the Modified Initial Lease term expires and continuing until March 31, 2010. This Lease is intended to accomplish that purpose, to supersede the options to extend contained in the Modified Initial Lease and to provide all of the terms and conditions that apply to the leasing of the Premises from and after the expiration of the term of the Modified Initial Lease.

                  NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

                  1. Lease Covenant: Premises Defined. Landlord shall lease to Tenant and Tenant shall hire from Landlord the space in the Building more particularly described in Exhibit B, attached hereto and incorporated herein by reference thereto. The space so leased (as described in Exhibit B), together with the appurtenant rights provided for in this Lease are referred to as the "Premises." Tenant acknowledges that as of the date of this Lease, the Premises are identical to the demised premises that are the subject of the Modified Initial Lease; that it has accepted and is in beneficial occupancy of the entire Premises; and Landlord has performed all of the obligations on its part to be performed under the Modified Initial Lease with respect to completion of the improvements to be made the Premises in order to make the same ready for initial occupancy by Tenant. The rentable square feet contained on each floor and the rentable square feet contained in the entire Building are stated on Exhibit C, attached hereto and incorporated herein by reference thereto. Exhibit C represents a final determination of the information shown thereon for all purposes of this Lease as well as a final determination of the rentable square feet on each floor and in the Building as a whole under the Modified Initial Lease. Notwithstanding the foregoing, however, this Lease shall be null and void if the Modified Initial Lease is terminated in


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its entirety for any reason prior to 11:59 pm on April 7, 2000.

                  2. Term.

                  (a) Term. The term of this Lease (the "Term") shall commence (the "Commencement Date") immediately upon expiration of the term of the Modified Initial Lease at 11:59 pm on April 7, 2000 and shall expire at 11:59 pm on March 31, 2010, subject to earlier termination or extension by operation of various provisions hereof.

                  (b) Option To Terminate As To Portion Of The Premises. Tenant shall have a right to terminate this Lease as it applies to up to fourteen (14) full floors of the Premises. Such right may be exercised in one or more elections upon the following terms and conditions:


                  (1) Notice of each such election (the "Election Notice") must be given by Tenant to Landlord at least eighteen (18) months prior to the effective date of termination, which effective date shall be on the last day of any calendar month stated in the Election Notice, but in no event shall any such effective date occur before March 31, 2005 or after March 31, 2007.

                  (2) The portion of the Premises to which each termination shall apply shall consist only of a full floor or floors. If this Lease is being terminated solely with respect to a single floor, that floor shall be the 25th floor; and where this Lease is being terminated with respect to more than one full floor, all floors as to which this Lease shall be terminated shall be contiguous floors, commencing with the 25th floor of the Building and each contiguous floor below it. The Election Notice (or Notices) shall specify the space to which the termination election applies within the limits of the foregoing requirements.

                  (3) Effective at 11:59 pm on the termination date specified in the Election Notice (or Notices), (i)



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      all of Landlord's and Tenant's obligations with respect to the space as to which this Lease has been terminated shall cease, except with respect to obligations accruing prior to the effective date of termination and obligations that are required to be performed under this Lease after termination, (ii) Tenant shall have no right to extend the Term by exercise of any of the options provided for in Paragraph 2.(c) with respect to the portion of the Premises as to which this Lease has been terminated, (iii) if this Lease shall have been terminated with respect to five (5) or more floors, Landlord shall have the right to reduce Tenant's rights to storage and parking (on the 29th floor and in the basement) in direct proportion to the reduction of space in the Premises upon sixty (60) days prior written notice to Tenant (but in so reducing the 29th floor space, Landlord shall not recover the area occupied by Tenant's UPS system and related equipment as shown on Exhibit B), (iv) upon one hundred eighty (180) days prior written notice to Tenant, Landlord shall have the right to require Tenant to eliminate ground floor lobby-lanes and to remove the lobby mission statement, and Landlord may also eliminate the cross-over elevator stops on the 9th and 15th floors, elevator security and express features, and restore the computer software that controls the timing of the elevators to the condition described in Exhibit E, attached hereto and incorporated herein by reference thereto, and Tenant shall reimburse Landlord for the reasonable and actual costs incurred by Landlord to perform the work described in this subclause (iv) within thirty (30) days after receipt of an invoice therefor accompanied by supporting documentation, (v) if this Lease shall have been terminated with respect to ten (10) or more floors, Landlord shall have the right to change the name of the Building to any name desired by Landlord in its sole discretion upon sixty (60) days prior written notice to Tenant, (vi) the Base Rent for the floor or floors as to which this Lease has been terminated (including, if applicable the 29th floor and the basement) shall be reduced in accordance with Exhibit C, (vii) Tenant's obligations under Paragraph 10 of this Lease with respect to Building


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security shall be modified as specified therein, (viii) Tenant's Proportionate
Share (as hereinafter defined) shall be reduced to reflect the reduction in the Premises leased by Tenant, and (ix) all references to the Premises herein shall refer to the portion of the original Premises as to which this Lease remains in full force and effect and all provisions hereof that are based upon the proportion that the Premises represents of the total space in the Building shall be appropriately recalculated. Notwithstanding anything to the contrary contained in this Paragraph 2.(b)(3), this Lease shall remain in full force and effect with respect to the portions of the floors as to which a termination option has been exercised that are occupied by shafts, rooms, conduits and Tenant's equipment areas ("Shafts") required to connect Tenant's emergency and other equipment on the 29th floor with the remaining Premises. Any rentable area occupied by Shafts on floors as to which this Lease is terminated shall be determined by physical measurement when such election to terminate is made. The parties shall execute such amendment hereof as may be required to (aa) annex the Shafts to the Premises, (bb) establish Base Rent for Shafts based upon the area occupied at the rate stated in Exhibit C, and (cc) adjust Tenant's Proportionate Share to include the rentable area of the Shafts in the calculation.

                   (4) Exercise of the right of termination shall be conditioned upon Tenant paying to Landlord, upon the date the termination becomes effective, a termination payment consisting of (i) six (6) months Base Rent for each floor for which Tenant shall have exercised a right of termination, determined on the basis of Exhibit C; and (ii) the amount shown on Exhibit D with respect to each floor for which Tenant shall have exercised its right to terminate, as determined for the particular month in which this Lease shall terminate with respect to such floor; provided, however, that if Tenant shall not have received the Initial Abatement pursuant to Paragraph 3.(c) with respect to the portion of the Premises as to which this Lease is terminated, then the termination payment shall be

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reduced by the portion of the Initial Abatement not received by Tenant that comprises part of the termination payment specified on Exhibit D, taking into account the eight percent (8%) interest factor and the ten (10) year term used to compute the termination payment.

                  (5) Nothing contained in this Paragraph 2 shall be deemed to permit Landlord to remove any of Tenant's signs at the southeast corner of the Building, all of which signage rights shall be retained by Tenant so long as this Lease remains in full force and effect.

                  (6) For purposes of any determination of rentable square footage required to be made pursuant to this Paragraph 2, rentable square feet on each floor is stated on Exhibit C along with the total rentable square feet in the Building. Any recalculation of Tenant's Proportionate Share after exercise of a termination right shall be based upon the information contained in Exhibit C.

         (c) Options To Extend Term.

                  (1) Provided that as of the date Tenant exercises its option to extend the Term, the Premises shall include at least fourteen (14) floors in the Building (the parties agreeing that the portion of the ground floor occupied as of this date by Tenant shall count as one floor for purposes of the foregoing proviso), Tenant shall have the option to extend the Term for three (3) successive periods of sixty (60) months each (each of which is referred to herein as an "Extended Term"). The first Extended Term (the "First Extended Term"), if any, shall commence immediately upon expiration of the initial Term of this Lease and shall continue for a period of sixty (60) months thereafter. The second Extended Term (the "Second Extended Term"), if any, shall commence immediately upon expiration of the First Extended Term and shall continue for a period of sixty (60) months thereafter. The third Extended Term (the "Third Extended Term"), if any, shall commence immediately upon expiration of


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the Second Extended Term and shall continue for a period of sixty (60) months thereafter. Tenant's right to exercise the options to extend the Term of this Lease shall be subject to the conditions that (i) at the time the notice of exercise is given, no Event of Default exists hereunder, and (ii) on the commencement date of the Extended Term to which the notice applies, there shall not be an outstanding Event of Default for failure on the part of Tenant to pay when due any installment of Base Rent or any installment of Estimated Operating Cost Excess (as defined in Paragraph 27.(e)) or Tenant Proportionate Share of Excess Tax Costs (as defined in Paragraph 28.(a)). For purposes of interpreting this Lease, references to the "Term" shall be deemed to include any then current Extended Term if Tenant exercises an option to extend as provided herein.

                  (2) Each option to extend the Term may be exercised only with respect to (i) all of the space in the Premises under this Lease at the time of the exercise, or (ii) all of the rentable area in the two lower elevator banks (floors 1 through 16, inclusive), plus all or the portion of the 29th floor, then being leased hereunder by Tenant. The notice of exercise shall specify the space as to which the option is being exercised within the foregoing limitations; provided, however, that failure to so specify shall be construed as an exercise of the option with respect to all of the space then being leased by Tenant.

                  (3) If Tenant elects to exercise any of Tenant's options to extend the Term, Tenant shall give Landlord written notice of its election at least eighteen (18) months prior to expiration of the then current Term. Within sixty (60) days of receipt of Tenant's election to extend or twenty-eight (28) months prior to expiration of the then current Term, whichever is the later, Landlord shall notify Tenant in writing of the Base Rent for the Extended Term based upon Landlord's determination of Fair Market Rent, with Base Rent for the First Extended Term and the Second Extended Term fixed at ninety-five percent (95%) of


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Fair Market Rent; and Base Rent for the Third Extended Term fixed at one hundred percent (100%) of Fair Market Rent; provided, however, that in any case where Tenant exercises an option for only that portion of the Premises in the two lower elevator banks, the Base Rent for each Extended Term thereafter shall be fixed at one hundred percent (100%) of Fair Market Rent. Within sixty (60) days after receipt of such written notice from Landlord, Tenant shall have the right to: (i) elect to accept Landlord's statement of the Base Rent as the Base Rent for the Extended Term; or (ii) elect to have Fair Market Rent determined by arbitration pursuant to Paragraph 30 hereof. Fair Market Rent with respect to an Extended Term shall be determined as of the date that the Extended Term in question commences and not as of the date when the option to extend is exercised.

                  (4) With its notice of Base Rent based on its determination of Fair Market Rent, Landlord shall inform Tenant of any recent transactions (including a reasonable summary of the economic terms of such transactions) that Landlord considers to be reasonably comparable for purposes of establishing the Fair Market Rent and the Base Rent; provided, however, that Tenant shall keep such information confidential and use it solely for purposes of this Lease.

                  (5) Failure on the part of Tenant to elect in writing in a timely manner to require arbitration of Fair Market Rent shall constitute an election by Tenant to accept Landlord's determination of the Base Rent for the Extended Term. If Tenant fails to exercise an option to extend the Term, all further options for later Extended Terms shall be extinguished.

                  (6) From and after commencement of an Extended Term, all of the other terms, covenants and conditions of this Lease shall apply, and references to the Term shall be deemed to include the Extended Term then in effect; provided, however, that Base Rent shall be revised as herein provided, and Tenant shall have no option or right to further extend the Term beyond the


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         third Extended Term provided for herein. Base Rent for each Extended
         Term is referred to herein as "Extended Term Base Rent." With respect to each of the Extended Terms, the Base Operating Year and the Base Tax Year (as such terms are defined in Paragraphs 27 and 28 respectively) shall be adjusted to be the calendar year in which the applicable Extended Term commences and Tenant's Proportionate Share shall be recalculated appropriately if Tenant exercises its option to extend for less than all of the space the constituting the Premises

         3. Rent.

                  (a) Monthly Base Rent. Commencing upon the commencement of the Term, the base rent (the "Base Rent") for the Premises that Tenant covenants to pay during the Term, shall be Six Million Eight Hundred Sixty Thousand Three Hundred Eighty Eight Dollars ($6,860,388) per annum, payable in equal monthly installments of Five Hundred Seventy-One Thousand Six Hundred Ninety-Nine Dollars ($571,699) per month (subject to reduction upon exercise of a partial termination option as provided in Paragraph 2.(b)). The Base Rent is based upon the space included within the Premises, with the schedule of Base Rent per square foot for various portions of the Premises being stated in Exhibit C.

                  (b) Payment Of Base Rent. Base Rent shall be paid on or before the first day of each calendar month during the Term, in lawful money of the United States, without deduction or offset (except as otherwise provided herein), at Landlord's office or such other place as Landlord may direct in writing. If the first day of any month during the Term falls on a Saturday, Sunday, or legal holiday, Rent shall be due on the first Business Day (as hereafter defined) thereafter.

                  (c) Initial Base Rent Abatement. Provided that as of the Commencement Date, there shall not then be outstanding an event of default by Tenant with respect to the payment of Base Rent or Occupancy Costs under the Modified Initial Lease which default has not been cured by Tenant within thirty
(30) days after Landlord has given


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notice to Tenant of such default, Landlord grants to Tenant an abatement of Base
Rent, effective as of the Commencement Date ("Effective Abatement Date"), in the amount of Nine Million Twenty-Five Thousand Nine Hundred Ninety-Nine Dollars ($9,025,999) (the "Initial Abatement"). The Initial Abatement shall be applied by Tenant against the installments of Base Rent next falling due under this Lease on and after the Effective Abatement Date and continuing until the entire amount of the Initial Abatement shall have been applied.

                  (d) Refurbishment Abatement. Provided that as of October 1, 2007, there shall not be an outstanding Event of Default for failure on the part of Tenant to pay when due any installment of Base Rent or any installment of Estimated Operating Cost Excess (as defined in Paragraph 27.(e)) or Tenant' Proportionate Share of Excess Tax Costs (as defined in Paragraph 28.(a)), and provided further that Tenant has exercised the option provided for in Paragraph 2.(c)(1) to extend the Term for the First Extended Term, Landlord grants to Tenant an abatement of Base Rent in the amount of Two Million Six Hundred Forty-Eight Thousand Eighty-Six Dollars ($2,648,086), said amount to be reduced, if (i) Tenant exercises options to terminate pursuant to Paragraph 2.(b), or
                  (ii) if Tenant exercises the option to extend this Lease for the First Extended Term pursuant to Paragraph 2.(c)(2) for less than all of the Premises then being leased, said reduction under clause (i) or clause (ii) to be equal to the percentage that the rentable square feet of space as to which this Lease has been so terminated (or the option to extend for the First Extended Term has not been exercised) represents of the total rentable square feet of office and retail space in the Premises initially leased hereunder. The abatement so determined is referred to herein as the "Refurbishment Abatement". The Refurbishment Abatement shall be applied by Tenant against the installments of Base Rent falling due under this Lease commencing on October 1, 2007, and continuing until the entire amount of the Refurbishment Abatement shall have been applied.

                  (e) Treatment Of Initial Abatement And Refurbishment Abatement Upon Termination Of This Lease.

                  (1) If this Lease is terminated prior to expiration of the Term for any reason other than Landlord's default, Tenant shall not be entitled to any portion of the Initial Abatement or the Refurbishment Abatement that it has not realized as of the date of termination.

                  (2) If this Lease is terminated prior to expiration of the initial Term due to default on the part of Tenant, then Landlord shall be entitled to recover that portion of the Initial Abatement applied by Tenant against Rent that would be allocated to the portion of the initial Term remaining after the date of Lease termination, assuming that the entire Initial Abatement is amortized on a straight line basis over the entire initial Term. Landlord's rights hereunder shall be in addition to all of its other rights arising by reason of Tenant's default.

                  (3) If this Lease is terminated prior to expiration of the initial Term and the First Extended Term, but after October 1, 2007, due to default on the part of Tenant, then Landlord shall be entitled to recover that portion of the Refurbishment Abatement applied by Tenant against Rent that would be allocated to the portion of the initial Term and First Extended Term remaining after the date of Lease termination, assuming that the entire Refurbishment Abatement is amortized on a straight line basis over the last two and one-half (2 1/2) years of the initial Term and the First Extended Term. Landlord's rights hereunder shall be in addition to all of its other rights arising by reason of Tenant's default.

                  (4) If Tenant commits an Event of Default hereunder and as a result, Tenant loses the right to possession of the Premises but the Lease is not terminated, no Initial Abatement or Refurbishment Abatement remaining unapplied shall be available as a reduction of Base Rent falling due hereunder. Further, Landlord shall be entitled to recover from Tenant as additional damages
(A) that portion of the Initial Abatement applied by Tenant against Rent that would be allocated to the portion of the initial Term remaining after the date of Lease termination assuming that the entire Initial Abatement is amortized on a straight-line basis over the entire initial Term, and
         (B) that portion of the Refurbishment Abatement applied by Tenant against Rent that would be allocated to the portion of the initial Term and First Extended Term remaining after the date of Lease termination, assuming that the entire Refurbishment Abatement is amortized on a straight-line basis over the last two and one-half (2 1/2) years of the initial Term and the full First Extended Term.

                  (5) If this Lease is terminated due to Landlord's default (and not due to casualty, condemnation or other cause that does not constitute a default on Landlord's part) Tenant shall be entitled to recover from Landlord any unrealized portion of the Initial Abatement and the Refurbishment Abatement in addition to all of Tenant's other rights arising by reason of Landlord's default.

         (f) Proration. If this Lease shall commence or be terminated as to all or any portion of the Premises at any time other than the first or the last day of a calendar month during the Term, Base Rent shall be appropriately prorated based on the actual number of days in each month so that Tenant shall be charged Base Rent solely for that period when this Lease is in effect as to the Premises or that portion thereof as to which this Lease remains in effect.

         (g) "Additional Rent" And "Rent" Defined. All monetary obligations of Tenant hereunder shall be considered obligations for payment of rent. All such monetary obligations other than Base Rent and Extended Term Base Rent are referred to herein as "Additional Rent." Base Rent and Additional Rent are referred to collectively herein as "Rent."

         (h) Interest On Late Payments: Time Is Of The Essence. The time for payment of Base Rent and Additional Rent hereunder is of the essence of this Lease. In addition to all other remedies available to Landlord hereunder, all Base Rent and Additional Rent not paid when due hereunder shall bear interest at the rate of one-half percent (1/2%) over the prime rate of Wells Fargo Bank, N.A., or the highest rate allowed by law, whichever is less (the "Interest Rate"). Interest shall accrue from the date when Landlord gives the notice provided for in Paragraph 20.(a).

                  4. Permitted Uses, Occupancy And Restrictions Concerning Use.

              (a) Basic Use Restriction. Tenant shall use and occupy the Premises for the following purposes (collectively, the "Permitted Use"):

                           (1) The portion of the Premises on the 2nd through
                  28th floors shall be used for executive, administrative, general or computer service offices with a trading floor or floors, classrooms and auditoriums (but no place of public group assembly requiring a permit, unless Tenant obtains such a permit without cost or expense to Landlord but with Landlord to cooperate with Tenant in the effort to procure such permit). Subject to and in compliance with the provisions of Paragraphs 6 and 29, Tenant may install and operate a lunch room, cafeteria and recreational facilities on any of such floors;

                           (2) In addition to the uses permitted under Paragraph
                  4.(a)(1), the portion of the Premises on the 2nd floor may be used for any retail, wholesale, lunch room or cafeteria use;

                           (3) The portion of the Premises on the 1st floor
                  shall be used as follows: (i) the portion of the Premises located at the south side of the Building lobby shall be used for a customer lobby and financial services display area; (ii) the portion of the Premises located to the north of the Building lobby shall be used for a retail service delivery center for Tenant's products, customer service and information, (iii) for stock and securities brokerage operations or as one of Tenant's retail branch offices, and/or
                  (iv) any retail
         use that is consistent with uses on the ground floor of comparable buildings in the downtown financial district of San Francisco (the "Downtown Financial District") and is a use that does not compete with other retail uses on the first floor of the Building; provided, however, that any uses allowed under clauses (i), (ii), (iii) and (iv) above shall comply with the requirements, restrictions and limitations contained in Resolution No. 8942 of the San Francisco City Planning Commission, a copy of which is attached hereto, marked Exhibit G. If Tenant desires to move the uses described in clauses (i) and/or (ii) above and substitute another use in such space or spaces that is a permitted use in other portions of the 1st floor, Landlord shall cooperate with Tenant in its efforts to seek such permits for such change as may be required at Tenant's sole cost and expense;

                  (4) The portion of the Premises on the 29th and 30th floors shall be used for storage and for equipment to service the portions of the Premises on other floors of the Building; and

                  (5) The portion of the Premises consisting of the garage space shall be used for parking, storage and a maintenance shop and uses incidental thereto.

              (b) No Uses Other Than Those Expressly Allowed. Tenant shall not use or occupy the Premises, or any part thereof, for any other purpose without the prior written consent of Landlord, which said consent Landlord shall not unreasonably withhold. The use restrictions contained in the Lease are materially significant to the preservation of Landlord's interest in the Building; provided, however, that the foregoing use restrictions are subject to the following:

                  (1) At its expense, Tenant may install, maintain and replace electronic financial service facilities within the Premises; subject to the restrictions contained in Paragraph 6.

                  (2) At its expense, Tenant may furnish and install extra equipment that it determines to be necessary, such as additional cooling towers, one or more microwave antennae or dishes, laser transmission equipment, supplemental heating, ventilating and air conditioning equipment, diesel fuel risers, tanks and emergency generators, ancillary chilling unit(s), UPS system, battery racks and EPS system on the 30th floor of the Building as shown on page 5 of Exhibit B, subject to Paragraph 6 and the balance of this subparagraph. Any such equipment shall not project higher than the existing outside Building walls on the 30th floor. The installation and location of such equipment shall be subject to the reasonable approval of Landlord; and it shall be reasonable for Landlord to withhold such approval if, in the reasonable opinion of Landlord's engineer(s), such proposed installation or equipment would (i) materially interfere with the proper operation of the Building, or (ii) overload its mechanical, electrical or structural systems, or (iii) materially and adversely affect other equipment or the rights of other tenants (if any) in the Building (other than Tenant's Affiliates, as hereinafter defined); provided, however, that in such event Landlord shall forthwith suggest to, and discuss with, Tenant alternative proposed installations or equipment that Landlord would approve and that Landlord believes might be reasonably acceptable to Tenant. Subject to the terms and conditions of this Lease, Landlord shall cooperate with Tenant throughout the Term to facilitate the reasonable expansion or modification of its computer facilities and attendant support systems, so long as such expansions and/or modifications do not increase Landlord's operating costs, capital costs or otherwise impose additional material burdens upon the Building structure, the Building systems or Landlord.

              (c) Specific Covenants With Respect To Parking.

                  (1) Throughout the Term, Tenant shall cooperate with Landlord (without cost to Tenant) with regard to Landlord's fulfillment of its obligation to provide the following in or about the portion of the Premises designated for parking if, and to the extent, such obligation is required by the City and County of

         San Francisco (the "City"): (i) not less than ten (10) safe and secure bicycle and/or moped parking spaces; (ii) two (2) loading service vehicle spaces below grade, and (iii) two (2) additional spaces for small service vans. In addition, Landlord shall maintain the basement portion of the Premises, at no cost to Tenant, so as to assure priority for vanpool and carpool vehicles and vehicles driven by the physically challenged ("Priority Parking"), if and to the extent, actually required by the City.

                  (2) If Tenant is prevented from using for executive parking any of the parking spaces in the basement of the Premises due to the obligation to provide Priority Parking or for any other reason (except Tenant's election to use the basement space for storage or other purposes), Base Rent shall be abated in proportion to the number of spaces lost that would otherwise have been available as a percentage of the total spaces (based upon the Base Rent for the parking area in accordance with Exhibit C) during the period that such parking is not available.

                  (3) If (aa) Tenant is prevented from using for executive parking more than fifty percent (50%) of the parking spaces in the basement of the Premises due to Landlord's obligation to provide Priority Parking, or (bb) if Landlord is required to provide access to the basement portion of the Premises to members of the general public in order to satisfy its obligation to provide Priority Parking and as a result, the security of the basement for Tenant's purposes is materially impaired, (i) Rent shall be abated in the manner provided in the Paragraph 4.(c)(2), and (ii) Tenant shall have the option to terminate this Lease with respect to the basement portion of the Premises only, upon sixty (60) days' prior written notice to Landlord. If this Lease is terminated as to the basement portion of the Premises, Landlord shall provide loading and delivery spaces in the basement as part of the Building common area for the entire portion of the Term when the basement is not part of the Premises; and all of Landlord's and Tenant's obligations hereunder with respect to the basement shall terminate except with respect to obligations that accrue prior to the date of such termination and obligations that are required to be performed under this Lease after termination.

                  (4) If either party learns of a City action or request that could result in Rent abatement or a lease termination with respect to the basement portion of the Premises pursuant to this Paragraph, such party shall immediately notify the other party. Landlord shall thereupon have a period of sixty (60) days prior to any such Rent abatement or Lease termination to consult with Tenant and with the City to attempt to arrange an alternative solution(s) to the City action or request that would eliminate Rent abatement or Lease termination hereunder. If Landlord is unable to achieve an alternative solution that is reasonably satisfactory to Tenant, the Rent abatement and Lease termination rights with respect to the portion of the Premises in the basement shall take effect as Tenant may elect, but in no event earlier than the date when Tenant actually loses the use of the affected space or spaces.

                  (5) If this Lease is so terminated with respect to the basement portion of the Premises pursuant to this Paragraph 4.(c) and the condition resulting in such termination is subsequently removed, Landlord shall so notify Tenant in writing. Tenant shall have the right to reinstate this Lease with respect to that portion of the basement portion of the Premises that is available by written notice given to Landlord not later than sixty (60) days after receipt of Landlord's notice by Tenant. The Rent for the space as to which the Lease is reinstated and Tenant's other obligations with respect thereto shall be reinstated at the same level as they would have been had the Lease never been terminated with respect thereto.

                  (6) If Tenant does so terminate this Lease as to the basement portion of the Premises pursuant to this Paragraph 4.(c), then provided this Lease is in full force and effect and no uncured Event Of Default exists hereunder, Tenant shall have a continuing right of first refusal to rent parking spaces in the Building garage in proportion that the space in the Premises represents of the total space in the Building; provided, however, that the continuing right of first refusal shall terminate upon exercise by Tenant of the partial termination option provided for in Paragraph 2.(b). Landlord shall give Tenant written notice of the availability of each such space and the monthly charge therefor as each space becomes available from time to time during the Term and Tenant may exercise its right to rent the specified space by giving to Landlord written notice of its desire to do so within five
         (5) working days of Tenant's receipt of Landlord's notice. If Tenant fails to so respond, Landlord may enter into a parking contract with another party on the same terms and conditions as offered to Tenant and subject to Tenant's further right of first refusal upon the subsequent availability of the space.

                  (7) If this Lease shall have been terminated with respect to the basement portion of the Premises, Landlord may adjust storage charges for spaces made available to Tenant pursuant to Paragraph 4.(c)(6) once each calendar year to the then going market rate that shall be competitive with other parking garages in the immediate neighborhood of the Building. The obligation to pay for the use of parking spaces shall be in addition to and not in lieu of Tenant's other obligations hereunder.

                  (8) For the purpose of this Paragraph, the term "parking space" or "space" shall mean the right to park one automobile in a space in the basement of the Premises, but shall not mean that such parking shall be in any particularly designated location in the basement. The total number of spaces shall be based upon the number that the basement of the Building can accommodate without regard to Tenant's use of substantial parts of the garage area, originally intended for parking space, as storage area.

              (d) Alterations and Improvements. On the

Commencement Date of the Term, Landlord shall deliver, and Tenant shall accept the Premises in their "as is" condition as of the date hereof, subject to reasonable wear and tear. All alterations and improvements to the Premises and Building made by Tenant as of the date hereof and to which Landlord has expressly consented may continue and remain in the Premises and Building without any obligation on the part of Tenant to remove the same upon expiration of the Term or earlier termination hereof. If Landlord discovers alterations and improvements to the Premises made prior to the execution hereof to which Landlord did not consent, Landlord shall not unreasonably require removal and restoration. It shall be reasonable for Landlord to require removal of the improvements if (i) they are not consistent with ordinary office use, (ii) they materially interfere with or disrupt mechanical, electrical, elevator or life safety systems as originally designed, or (iii) violate any "Requirements," as defined in Paragraph 8.(a).

         (e) Use Of Basement: Alexander Building Access. Ingress to and egress from the basement for parking purposes is obtained by means of an access ramp (the "Ramp") through the basement of an adjacent building located at 155 Montgomery Street and known as the Alexander Building (the "Alexander Building"). Tenant has the right to utilize the Ramp and related portions of the Alexander Building pursuant to the terms of a certain lease (the "Current Alexander Building Lease"). Tenant and Landlord have entered into a new lease for the space in the Alexander Building (the "New Alexander Building Lease"), bearing even date herewith, to run concurrently with the Term. The premises under the Current Alexander Building Lease are also used for the installation, maintenance and operation of fuel tanks and pumps (referred to in the Current Alexander Building Lease and the New Alexander Building Lease as the "System") that are owned by Tenant and are part of Tenant's emergency power generation system in the Building. The New Alexander Building Lease provides for continuation of such use. In addition to the other provisions hereof that pertain:

                  (1) If Tenant is prevented from using the parking in the basement of the Building due to an event or condition that physically or legally prevents use of the Ramp for ingress thereto or egress therefrom, Base Rent for parking shall be subject to abatement in the same manner as provided in Paragraph 4.(c) above and Landlord shall provide Tenant with another means of loading and delivery to the Building.

                  (2) If Tenant is prevented from using the portion of the Alexander Building leased to Tenant for installation, maintenance and operation of the System, Tenant shall have the right to use the basement of the Building for the System by installing the same or similar components therein, including the right to install a fuel line fill pipe outside of the Building, in a location reasonably approved by Landlord, The installation of the System shall otherwise be subject to the provisions of Paragraph 6.(b) through Paragraph 6.(h), with Tenant to pay all costs thereof and to comply with all Requirements pertaining thereto. If the System is relocated to a location in the basement as to which this Lease has been terminated, Tenant shall pay Base Rent for those portions of the basement occupied by the System in the amount determined in accordance with Exhibit C.

         5. Assignment, Subletting And/Or Mortgaging Of Premises.

           (a) General Covenant.

                  (1) Tenant shall not (i) assign, mortgage or encumber this Lease, or any interest therein, or (ii) sublet all or any portion of the Premises (or allow the same to be used or occupied by others outside the ordinary course of Tenant's business, except as otherwise provided in this Paragraph 5), without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or conditioned and shall be given or refused within twenty
         (20) days after Tenant's request for consent (and all information necessary for action thereon has been provided to Landlord by Tenant). Landlord's failure to respond within said twenty (20) day period shall be deemed consent to Tenant's request. Any such purported assignment, mortgage, encumbrance, sublease or use by others for which Landlord's consent is required without such consent shall be void and shall constitute a default hereunder, if Landlord so elects. A transfer of a controlling interest in Tenant shall constitute an assignment and shall be subject to all of the provisions of this Paragraph 5; provided, however, that the transfer of the outstanding capital stock of any corporate tenant or subtenant shall be deemed not to include the sale of such stock through the "over-the-counter" market or through any recognized stock exchange or the sale of stock in any public offering; and provided further, that restrictions on transfer of a controlling stock interest shall not apply to the initial Tenant named in this Lease.

                  (2) The provisions contained in Paragraph 5.(a)(1) shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which all or substantially all of the assets of Tenant are transferred, nor shall the provisions of Paragraph 5.(a)(1) apply to transactions with any Affiliate of Tenant, so long as in the case of a merger, consolidation or transfer of assets, the net worth of the successor, survivor or merged entity in any such merger, consolidation or transfer of assets is at least as great as the net worth of Tenant immediately prior thereto. An "Affiliate" of any person shall mean an entity that controls such person or is controlled by such person or is under common control with such person. Notwithstanding and provisions contained in this Paragraph 5.(a), Tenant shall have the right to assign this Lease or to sublease the whole or any portion of the Premises to any of its Affiliates without Landlord's consent and to permit any affiliate or any of Tenant's partners in business projects to use all or any portion of the Premises without Landlord's consent. The term "control" as used in this Lease (i) in the case of a corporation shall mean ownership of more than fifty (50%) percent of the outstanding capital stock of that corporation, (ii) in the case of a general or limited liability partnership, shall mean more than fifty (50%) of the general partnership or membership interests of the partnership, (iii) in the case of a limited partnership, shall mean more than fifty percent
         (50%) of the general
         partnership interests of such limited partnership, and (iv) in the case of a limited liability company, shall mean more than fifty percent (50%) of the membership interests of such limited liability company.

         (b) No Waiver. If this Lease or any interest herein is assigned, or if the Premises or any part thereof are sublet or occupied by any party other than Tenant, Landlord may, after the occurrence of an Event of Default by Tenant, collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the covenant stated in Paragraph 5.(a), or the acceptance of the assignee, subtenant or occupant as a successor to Tenant, or a release of Tenant from further performance of its obligations contained in this Lease, nor shall it limit Landlord's right to seek recourse first against the assignor or sublessor for any monetary default or obligation. Any consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant, the assignee or the subtenant from the obligation to obtain Landlord's written consent to any further assignment or subletting, which shall be given or withheld in accordance with the provisions of Paragraph 5.(a); nor shall it be construed to release Tenant from any liability whether past, present or future under this Lease. Landlord's consent to any such subletting shall not relieve Tenant of liability for payment of invoices rendered by Landlord for the charges incurred by the subtenant for services and materials supplied to the Premises; but Tenant shall not be liable to Landlord for extra services and materials supplied to an assignee after the date of an assignment in any case where Landlord has no obligation hereunder to provide such service or material.

         (c) Conditions Of Approval. Landlord's exercise of its right to approve any proposed assignment or sublease shall be conditioned upon the following:

            (1) Without limiting the generality of the foregoing, it shall be reasonable for Landlord to withhold consent if:

                  (i) the use to be made of the Premises (or the portion affected by the proposed assignment or sublease) by the proposed assignee or sublessee is (aa) not generally consistent with uses in comparable buildings in the Downtown Financial District, or (bb) a use that conflicts with any restrictive covenant then in force in favor of, or for any use that is the same as that stated in any lease to, another tenant in the Building or the Alexander Building, providing for payment of rent based in material part on the tenant's receipts (provided, however, that in the case of such percentage lease, the use to be made by the proposed assignee or sublessee is the same use with respect to which the percentage rent is to be paid to Landlord), or (cc) a use that would be prohibited by any provision hereof; or

                  (ii) the proposed assignee shall not be reputable or shall have a financial net worth at the time of the consent of less than One Hundred Million Dollars ($100,000,000) during the initial Term of this Lease and Two Hundred Million Dollars ($200,000,000) after the commencement of any Extended Term; or in the case of a sublease of less than all of the Premises, the sublessee shall not be reputable or shall not have a financial strength and reputation that is reasonably satisfactory to Landlord given the size of the financial commitment represented by the proposed sublease and considering the fact that Tenant remains liable under this Lease.

         (2) Any proposed assignee shall execute an agreement to perform faithfully and be bound by all of the terms, covenants and conditions of this Lease with respect to the interest assigned, without reservation or new conditions. Any proposed sublessee shall execute an agreement with respect to the space subleased requiring that it attorn to Landlord (at

Landlord's option) upon termination of this Lease due to Tenant's default, without reservation or new conditions; and

         (3) Tenant shall pay to Landlord monthly on or before the last day of each month during the Term in the case of an assignment or during the term of the sublease in the case of a sublease, fifty percent (50%) of the Receipts (as hereinafter defined) received by Tenant during such month from any such assignment or subletting permitted hereunder (other than any assignment referred to in Paragraph 5.(a)(2)); provided, however, that Tenant shall have no obligation to pay any portion of Receipts to Landlord derived from transactions with Affiliates. "Receipts" shall mean the excess, if any, of any and all rent and other consideration (but not proceeds of sale or lease of Tenant's personal property) actually collected by Tenant for such month under or in connection with any sublease of the Premises (or any part thereof) or assignment of this Lease over the sum of (i) the Base Rent for such space based upon the Base Rent amounts per rentable square foot listed in Exhibit C, plus (ii) any Additional Rent payable for such space under this Lease (all sums prorated to reflect obligations allocable to that portion of the Premises subject to the sublease in the case of a sublease of a portion of the Premises), and (iii) Tenant's reasonable costs incurred in subleasing or assigning (including, without limitation, architectural and engineering fees, brokerage commissions, concessions, construction costs, advertising costs, attorneys' fees and disbursements incurred in connection with such subletting or assignment), amortized with interest at a fixed rate equal to the then current U.S. Treasury rate for bills or notes in the open market with comparable maturities over (aa) the term of the sublease in the case of a subletting, or (bb) the Term, in the case of an assignment. Tenant shall compute the appropriate amortization and interest rate and provide Landlord with written notice thereof (together with supporting detail) not later than sixty (60) days after the total cost to be so amortized has been incurred. Tenant shall provide Landlord with reasonable evidence of payment for all such items within a reasonable time after request.

         6.    Alterations.

         (a) General Restriction. Tenant shall make no alterations in or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. It shall be reasonable for Landlord to withhold consent to any alteration or improvement that is reasonably likely to (i) adversely affect the Building (aa) exterior,
(bb) structure, (cc) mechanical, electrical, elevator or life safety systems,
(ii) adversely affect the exterior appearance of the Premises, or any part thereof, as seen from Building common areas (if this Lease is terminated as to a portion of the Premises) or the exterior of the Building, (iii) increase the floor loadings above the designed loadings of the Building, subject to Tenant's rights under Paragraph 6.(g), (iv) result in the violation of any law, ordinance, rule or regulation, (v) cause Landlord to incur expense in order to upgrade or improve any part of the Building as required pursuant any law, ordinance, rule or regulation promulgated or enacted after the date hereof (unless Tenant agrees to bear the cost of any such upgrading or improvement).

         (b)      Procedure.

                  (1) Tenant shall give to Landlord prior written notice of its intent to make an alteration in or improvement to the Premises, such notice to include plans or drawings that fully disclose and describe the same. Tenant may submit any such plans and specifications to Landlord on a "fast-track" basis, i.e., plans may be submitted for separate categories of work, and if such plans for separate categories of work shall have been approved by Landlord, Tenant may commence work on the categories of work described in the plans so approved. Landlord shall have ten (10) days after receipt of Tenant's notice within which to approve or disapprove the same or to request additional information, if the request does not provide Landlord with sufficient information for the exercise of Landlord's reasonable judgment. If Landlord grants its approval, it shall do so in writing specifying the conditions and terms thereof pursuant to Paragraph 6.(c). Landlord's failure to respond to Tenant's request within such ten (10) day period shall be deemed approval. If Landlord denies the request for approval, it shall specify in writing, in reasonable detail the grounds therefor and advise Tenant of the types of revisions in the request that would make it acceptable where such revisions reasonably appear to be available. If Landlord determines that it cannot grant the request for lack of sufficient information, it shall specify with particularity the reasons why the information provided by Tenant is insufficient. Landlord shall cooperate with Tenant in a good faith effort to reach agreement on alterations and improvements that will achieve some or all of Tenant's objectives consistent with the terms and conditions of this Lease.

                  (2) Tenant shall not be required to use Building standard or Building stock materials in any work of alteration or improvement; provided, however, that Tenant shall reimburse Landlord for any additional maintenance, utility, service or operating costs that Landlord may incur as a result of Tenant's use of such non-standard or non-stock materials; and such additional cost shall not constitute an Occupancy Cost pursuant to Paragraph 27.(b). Subject to the foregoing, Tenant may re-use without charge improvements currently located in the Premises in any such work of alteration or improvement.

              (c) Conditions That Apply To Improvement Work. After the Commencement Date, any alteration or improvement work permitted hereunder shall be performed by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed, and only upon such reasonable conditions as Landlord may impose, including, but without limitation, the time of day when the work may be performed, restrictions upon deliveries and use of Building systems; provided, however, that restrictions with respect to timing and deliveries shall not be imposed if Tenant is the sole occupant of the Building (other than the 29th floor) above the ground floor. Tenant shall submit the approved plans and specifications for performance of any work of alteration or improvement to Cahill Contractors, Inc., or Cahill Construction Services, Inc., (individually and collectively "Cahill"), among not less than two (2) other responsible contractors for bids. Tenant shall select Cahill for performance of the work, if it submits the lowest responsible bid. All such work shall be done at such times and in such manner as Landlord may from time to time reasonably designate; but Tenant shall not be required to do any work during Overtime Periods (as hereinafter defined) or at overtime or premium pay rates unless such work adversely affects the use of their space or Building common areas by any other tenants of the Building. All work done by Tenant shall be performed in compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in compliance with the rules, orders, directions, regulations and requirements of the Insurance Services Office or of any similar body. From time to time after the Commencement Date, Landlord shall furnish to Tenant lists of contractors, subcontractors and suppliers that Landlord considers acceptable for performance of the work. Tenant shall reimburse Landlord for Landlord's actual and reasonable out-of-pocket costs for plan review, permit application fees, monitoring, inspection and other reasonable costs incurred in connection with Tenant's alteration and improvement plans ("Review Expense"), consistent with the magnitude and nature of the work. Landlord shall not charge Tenant a fee for any construction supervision or administration over and above Review Expense; and Landlord shall not charge for monitoring and inspection if Cahill is the contractor selected.

              (d) Protection Against Lien Claims. Before commencing any work, Tenant shall give Landlord at least five (5) days' prior written notice of the proposed commencement of such work in order to afford Landlord an opportunity to post appropriate notices of non-responsibility. At the option of Landlord in the case of work being performed by a subtenant, or work that has a cost exceeding One Million Dollars ($1,000,000) in the case of the Tenant named in this Lease or Five Hundred Thousand Dollars ($500,000) in the case of an assignee, the party performing the work shall secure, without cost or expense to Landlord, a completion and lien indemnity bond, reasonably satisfactory to Landlord, for said work. Landlord shall waive the foregoing bond requirement in the case of work being performed by a subtenant within the financial limits stated above in any case where Tenant co-signs the construction contract and becomes directly liable for the payment obligations thereunder. Tenant shall cause any mechanic's lien filed against the Premises, or against the Building or Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant or a sublessee of Tenant, to be discharged, by bond or otherwise, within thirty (30) days after Tenant receives notice thereof, without cost or expense to Landlord. If any such lien is filed and is not released of record within thirty (30) days after Tenant receives notice thereof, Landlord may, without waiving its rights and remedies based on such failure by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien in which event all amounts paid by Landlord shall immediately be due and payable by Tenant upon Landlord's demand, supported by invoice and documentary evidence of the amount paid.

              (e) Ownership And Removal. Other than Tenant's computers, trade fixtures, equipment, personal property, movable panels, movable partitions and furniture systems, all alterations, additions or improvements in the Premises, made by either party, including, without limiting the generality of the foregoing, all permanently affixed panelling, permanently affixed partitions, railings, mezzanine floors, galleries and the like, shall become the property of Landlord, and shall remain upon, and be surrendered with the Premises at the end of the Term, except as otherwise provided in Paragraph 4.(d). Notwithstanding the foregoing, Landlord may elect to have Tenant remove those alterations or improvements made by Tenant after the Commencement Date that are not consistent with ordinary office use; provided, however, that Landlord shall have given written notice to Tenant at the time of Landlord's approval (or deemed approval) of the plans and specifications for such alterations or improvements that Landlord is reserving its right to require that such alterations or improvements be removed on expiration or termination of the Term, with all damage to the Building and Building systems caused by such removal repaired. Notwithstanding the foregoing, if Tenant has exercised a termination option pursuant to Paragraph 2.(b), Landlord may require Tenant to pay a portion of the reasonable and actual cost of removing (i) its computer-related water towers, condenser water piping and shafts, pumps and electrical installations related thereto, (ii) the UPS system and battery racks, (iii) diesel fuel risers, tanks and emergency generators and related electrical wiring, (iv) escalator and internal stairs, and (v) cafeteria improvements, at the end of the Term or earlier termination of this Lease, within thirty (30) days after Landlord's invoice therefor is submitted to Tenant. The portion of the cost of removing the foregoing improvements that Tenant shall pay shall be equal to the proportion that the rentable square feet of the office space as to which Tenant has exercised a termination option represents of the total rentable square feet of the office and retail space in the original Premises under this Lease, said amount to be paid within thirty (30) days after receipt from Landlord of an invoice therefor based on Landlord's actual and reasonable cost of such removal, including repair of all damage caused by such removal. Landlord agrees to obtain competitive bids for such removal and restoration from three (3) subcontractors and to use the lowest bid which is in compliance with the specifications for such work and to deliver a copy of such bids to Tenant prior to commencing such work. If Landlord or Landlord's contractor undertakes or supervises such work, a reasonable fee of not to exceed ten percent (10%) of subcontractor charges shall be included as a part of the reasonable and actual cost of removing the foregoing improvements. With respect to any alterations or improvements that Landlord has the right to require Tenant to remove, Landlord shall notify Tenant
(i) not less than one hundred eighty (180) days prior to the date when the Term expires of the alterations or improvements to be removed, or (ii) within thirty
(30) after the earlier termination of this Lease. Tenant may, however, remove its computers, trade fixtures, equipment, personal property, movable panels, movable partitions and furniture systems from the Premises in the ordinary course of Tenant's business or in the ordinary course of any reconstruction, renovation or alteration upon condition that Tenant shall repair any damage caused by any removal of such property.

              (f) Tax Aspects Of Alterations And Improvements. All accounting for tax purposes shall allocate the benefits and burdens (i) to the party paying for the particular improvement, (ii) in the case of improvements for which the parties share the costs, in proportion to the amount paid by each, or (iii) as otherwise agreed by the parties in writing.

              (g) Tenant's Right to Increase Floor Load. If Tenant shall desire to increase the floor loads of any floor in the Building above the load capacities shown on Exhibit I, attached hereto and incorporated herein by reference thereto, Landlord shall strengthen and reinforce the same so as to give Tenant the load desired, provided that (i) the work necessary to increase such floor load does not materially and adversely affect the structure of the Building, (ii) such work will not materially interfere with the amount or availability of any space adjoining, alongside, above or below the Premises,
(iii) Tenant shall submit to Landlord the plans showing the locations of and the desired floor load for the areas in question; and (iv) Tenant shall agree to reimburse Landlord, within thirty (30) days after demand, for the actual out-of-pocket costs incurred by Landlord to provide such strengthening and reinforcement. Landlord shall inform Tenant of the cost of such work prior to commencing it. Notwithstanding the foregoing, if Tenant shall have terminated this Lease with respect to any floor, then if Tenant needs access to such floor (the "Access Floor") to strengthen the floor load of the floor above it, Landlord may refuse to permit Tenant to increase the load of the floor above the Access Floor if the floor or area shall then be occupied by another tenant.

              (h) Certain Alterations Not Requiring Landlord's Consent. Notwithstanding the restrictions contained in Paragraph 6.(a), (but subject to the notice requirements contained in Paragraph 6.(d)), Tenant may make non-structural alterations to the Premises without Landlord's prior consent, provided that (i) no permit is required from any applicable authority for performance of such work, (ii) in the case of work on the ground or second floors of the Building, the appearance of the Building from the exterior shall not be affected by such alteration, (iii) the proper functioning of each of the mechanical, electrical, sanitary, plumbing, telecommunications, fire sprinkler and all other systems serving any portion of the Building shall not be adversely affected by such alteration, (iv) the work shall consist primarily of decorative work or changes to interior layout such as changes in wall coverings, wall painting, floor coverings and rearrangement of movable non-structural partitions and panels, (v) the alterations shall not affect the exterior appearance of the Premises from any Building common area if this Lease has been terminated as to any portion of the Premises, (vi) the work shall comply with and be performed in accordance with all applicable laws, ordinances rules and regulations, and (vii) Tenant shall provide to Landlord a reproducible record print showing the proposed work with such notice.

      7. Repairs.

         (a) Tenant's Obligation. Tenant shall take good care of the Premises and fixtures therein, using reasonable diligence to prevent damage and deterioration thereof beyond normal wear and tear, obsolescence and damage by casualty or condemnation. In addition, Tenant shall be responsible for and diligently repair and maintain during the Term (i) Tenant's condenser water riser and cooling tower, related equipment, shafts, risers and cable racks; (ii) Tenant's communication risers; (iii) Tenant's emergency and uninterruptible power system and related conduit, panels and batteries; (iv) Tenant's cafeteria equipment, fans and plumbing; and (v) Tenant's pneumatic tube system. Tenant shall not be required to make any structural repairs or repairs to any Building systems; provided, however, that Tenant shall be required to reimburse Landlord for the cost of all such repairs made necessary due to the negligence or willful misconduct of Tenant, its agents, servants, employees, contractors, invitees or licensees. Promptly after Tenant becomes aware of the need for such repairs, Tenant shall inform Landlord of the need for repairs to the Building structure or Building systems. Tenant shall be fully responsible for the repair and maintenance of all trade fixtures and personal property that remain the property of Tenant hereunder, unless the repairs are necessary due to the negligence or willful misconduct of Landlord or its agents, servants, employees, contractors, invitees or licensees, in which event, Landlord shall repair the same; and the cost of repairs in such an instance shall not be included as an Occupancy Cost. Tenant shall cause all work for which it is responsible to be performed in a manner that does not cause damage or injury to the Premises.

         (b) Landlord's Obligation. Except as expressly otherwise provided in Paragraph 7.(a) above, Landlord shall repair all damage or injury to the Premises, or to the Building or to its fixtures, appurtenances or equipment, promptly after receipt from Tenant of notice of the need for such repairs. Unless other specific levels of service are specified herein, Landlord shall operate and maintain the Building, Building structure and Building systems in a manner consistent with comparable buildings in the Downtown Financial District. All such work (including, but without limitation, structural repairs and repairs to Building systems) shall be performed at the expense of Tenant, in the case of negligence or willful misconduct of Tenant or Tenant's agents, servants, employees, contractors, invitees or licensees, or as an Occupancy Cost (as defined in Paragraph 27.(b)) to the extent permitted in the case of normal wear and tear. Such repairs shall be made without cost or expense to Tenant (and not charged as an Occupancy Cost) to the extent made necessary by the negligence or willful misconduct of Landlord, its agents, servants, employees, contractors, invitees or licensees. The Building's roofs, exterior walls and windows shall be maintained at Landlord's expense and not as an Occupancy Cost (except that the cost to replace window glass shall be an Occupancy Cost if the glass is cracked or broken in its installed location as a result of any cause other than (i) a defect in materials or installation,
(ii) an act of Landlord or its agents, servants, employees, contractors, invitees or licensees, or (iii) an act of God that is covered by Landlord's insurance;

provided, however, that any portion of the loss not covered by Landlord's insurance shall be included as an Occupancy Cost).

              (c) Landlord to Minimize Interference. Landlord shall use reasonable diligence to minimize interference with Tenant's use and occupancy of the Premises in making any repairs; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs in connection with such repairs. Notwithstanding the foregoing, if Tenant shall so request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates or incur other overtime costs in making such repairs, and Tenant shall pay to Landlord, within thirty (30) days after demand therefor, an amount equal to the excess costs incurred by Landlord to comply with Tenant's request.

              (d) Current ADA And Related Requirements. Without cost to Tenant and without inclusion of the cost of such work as an Occupancy Cost, Landlord shall perform the work required to bring the portions of the Building described in this Paragraph 7.(d) into compliance with the requirements of the Americans With Disabilities Act ("ADA") and Title 24 of the California Code of Regulations as said requirements exist on the date of performance of such work. The work to be performed by Landlord shall bring into compliance the following:
(i) Ground floor entry to the Building lobby; (ii) Ground floor Building lobby (excluding Tenant's security turnstile); (iii) Elevator cabs and call buttons in each cab and on each floor (provided, however, that the foregoing shall not require enlargement of elevator cabs); (iv) Building restrooms on Floors 2 through 28 (provided, however, that the foregoing shall not include the private restroom on the 28th floor; and provided further, that the foregoing shall exclude work that has already been performed). The work to be performed by Landlord shall be limited to requirements that generally apply to "path of travel" obligations and shall not include any work required to accommodate Tenant's requirements in excess of such obligations normally incidental to office building use. All such work shall be performed by Landlord prior to the

Commencement Date. Landlord will either precede or match Tenant's remodeling schedule on any floor, even if Tenant's work occurs from the date of execution of this Lease to the Commencement Date. Landlord shall design the modifications and obtain the alteration permit for restroom work. Landlord shall perform the work so that at any one time, not more than six (6) pairs of restrooms in the Building are out of service on non-contiguous floors. Except as expressly provided in this Paragraph 7.(d), Landlord shall have no other responsibilities or obligations to Tenant to comply with the current requirements of the ADA or Title 24 of the California Code Of Regulations (including, but without limitation, provision of fire rated corridors or visual warning systems).


             8.   Compliance With Laws, Insurance Standards And Security.

                  (a) Compliance With Laws By Tenant. Tenant shall comply with all laws, ordinances, rules, regulations and orders ("Requirements") of federal, state, county and municipal authorities having jurisdiction (each a "Government Authority") pertaining to Tenant's use of the Premises, and with any direction of any public officer or officers, pursuant to law, that shall impose any duty upon Tenant with respect to the Premises, or the use or occupation thereof; provided, however, that Tenant shall not be obligated to make any alterations or improvements to the Premises necessary to comply with any Requirements, unless compliance shall be required by reason of (i) Tenant's particular manner of use or occupancy of the Premises (as opposed to mere use as executive, general and administrative offices, retail space, parking or any other use permitted under this Lease), or (ii) breach of any of Tenant's covenants or agreements under this Lease, or (iii) any cause or conditions arising out of any alterations made by Tenant in the Premises or Building during the Term hereof or during the Term of the Modified Initial Lease. Specifically, but without limiting the generality of the foregoing, Tenant shall comply with any order issued by any Government Authority requiring removal and replacement of the Halon fire protection system installed for protection of data processing equipment. Tenant shall not do or permit to be done, any act or thing upon the Premises that subjects or might subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on in the Premises, and Tenant shall indemnify Landlord and hold Landlord harmless from and against any such liability and reasonable attorneys' fees. All business machines, computers and mechanical equipment owned by Tenant and used in the Premises shall be placed and maintained by Tenant at Tenant's expense in settings reasonably sufficient to absorb and prevent excessive vibration, noise and annoyance affecting portions of the Building occupied by other tenants, in Landlord's reasonable judgement. At its sole cost and expense and after notice to Landlord, Tenant may contest by appropriate proceedings the legality or applicability of any Requirements affecting the Premises or the Building, provided that the Certificate of Occupancy of the Building shall not be suspended by reason of non-compliance or by reason of such contest. Tenant shall keep Landlord regularly advised of the status of such proceedings.

         (b) Compliance With Laws by Landlord. Except as otherwise expressly provided in Paragraph 7.(d), Landlord shall comply with all Requirements that impose a duty on Landlord or Tenant with respect to the Premises or the Property with which Tenant is not required to comply. Further, Landlord represents to Tenant that to the best of Landlord's knowledge, the Premises and the Property are free of asbestos-containing materials and other Hazardous Materials (as hereinafter defined). The term "Hazardous Materials" shall mean any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. Section 2601, et seq., any "toxic pollutant" under the

Clean Water Act, 33 U.S.C. Section 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. Section 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Requirements. If, after the date of this Lease, asbestos-containing materials or other Hazardous Materials are found in the Premises or on the Property, and the presence of such asbestos-containing materials or other Hazardous Materials did not result from or in connection with the act or omission of Tenant, its agents, employees, contractors, licensees, invitees or sublessees, then Landlord, at its sole cost and expense, shall cause such asbestos-containing materials or other Hazardous Materials to be removed, encapsulated or handled in accordance with a hazardous materials operations and maintenance plan, all in compliance with applicable Requirements, and shall repair any damage caused by such removal.

         (c) Insurance Standards And Requirements. Tenant shall not do or permit to be done, any act or thing upon the Premises, that will invalidate or conflict with fire or extended coverage insurance policies ("Fire Insurance") covering the Building or its fixtures, appurtenances or equipment or the property located therein or that constitutes a violation of any rules, orders and requirements of the Insurance Services Office, (or any similar body that establishes controlling insurance standards), and shall not conduct any activity or keep any substance in the Premises, that will increase the rates of Fire Insurance on the Building or its fixtures, appurtenances, equipment or property located therein. The use or occupancy by Tenant of the Premises for the purposes permitted under this Lease shall not be deemed to violate the provisions of this Paragraph. If Tenant fails to comply with this Paragraph 8.(c) and as a result, the Fire Insurance rate shall at any time be higher than it otherwise would have been if Tenant had so complied, then Tenant shall reimburse Landlord, as Additional Rent, for that part of all Fire Insurance premiums thereafter paid by Landlord due to such violation by Tenant within thirty (30) days after Tenant shall have received an invoice therefor from

Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the Insurance Services Office, or other body making Fire Insurance rates for the Building or the Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the Fire Insurance rate that then apply to the Premises.

         9. Subordination, Attornment And Non-Disturbance.

            (a)   Subordination.

                  (1) This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust that now affect or encumber the Property (including, without limitation, mortgages or deeds of trust encumbering the leasehold estate in any ground leases) and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord represents that as of the date of this Lease, there are no liens or encumbrances (other than liens or encumbrances for real estate taxes, water and sewer charges) to which this Lease is subject or subordinate, and that by their foreclosure could result in termination of this Lease, other than the Deed of Trust, Security Agreement and Fixture Filing with Assignment Of Rents and Agreements, made for the benefit of The Prudential Insurance Company Of America ("Prudential"), dated August 31, 1989, by 101 Montgomery Street Co., said Deed of Trust having been duly recorded on August 31, 1989, in the Office of the Recorder of the City and County of San Francisco at Reel E947, Image 2051-2100 (the "Deed of Trust").

                  (2) Within ninety (90) days after execution and delivery of this Lease, Landlord shall deliver to Tenant an agreement in recordable form from each and every such current lessor, mortgagee and beneficiary to the effect that Tenant shall not be disturbed in its possession of the Premises, nor shall Tenant's rights be reduced or its obligations increased beyond those stated in this Lease by reason of such subordination

(unless such party shall have the right to do so by reason of an Event of Default under this Lease). The agreement shall also provide that Tenant shall not be named as a defendant in any judicial foreclosure action, request for appointment of a receiver or any other form of judicial relief. Landlord and Tenant shall share equally in the legal fees charged to Landlord by Prudential as a condition to obtaining such an agreement from Prudential with respect to the Deed of Trust. If despite diligent effort, Landlord is unable to secure such an agreement from Prudential, and such failure continues for a period of an additional ninety (90) days beyond the ninety (90) day period stated above, then Tenant shall have the right to terminate this Lease by written notice given to Landlord within thirty (30) days after expiration of such second ninety (90) day period.

         (3) At the option of Landlord, this Lease shall be subordinate to any ground or underlying leases, mortgages or deeds of trust that may hereafter affect or encumber the Property, but only upon condition that the lessor, mortgagee or beneficiary named in any such lease, mortgage or deed of trust enters into an agreement in recordable form with Tenant pursuant to which such lessor, mortgagee or beneficiary agrees that Tenant shall not be disturbed in its possession of the Premises, nor shall Tenant's rights be reduced or its obligations increased beyond those stated in this Lease by reason of such subordination (unless such party shall have the right to do so by reason of an Event of Default under this Lease); and further agrees that Tenant shall not be named as a defendant in any judicial foreclosure action, request for appointment of a receiver or any other form of judicial relief. Tenant and such mortgagee, lessor or beneficiary, as the case may be, shall promptly execute and deliver such further agreements as may reasonably be required to carry out and consummate such subordination and non-disturbance covenants, including, without limitation, an agreement to attorn to the lessee, mortgagee or beneficiary upon its demand after default beyond all notice and grace periods by Landlord as tenant or mortgagor under such documents.

                  (b) Foreclosure. Upon foreclosure or exercise of power of sale under any mortgage or deed of trust now or hereafter affecting the Property, Tenant shall not be disturbed in its possession of the Premises (unless an Event of Default shall have occurred hereunder), nor shall Tenant's obligations hereunder be increased or its rights hereunder reduced as a result of or in connection with such foreclosure; nor shall Tenant be named as a defendant in any judicial foreclosure action, request for appointment of a receiver or any other form of judicial relief. Upon reasonable request by the holder of any such mortgage or deed of trust, Tenant shall execute and deliver the instruments desired by such holder to establish the relative priority of this Lease to any such mortgage or deed of trust so long as the full substance of the covenant of non-disturbance of Tenant (as set forth in Paragraph 9.(a) above) is preserved in any such documentation.

              10. Building Security. Tenant shall provide a lobby guard service 24 hours per day, seven days per week, at Tenant's sole cost and expense; provided, however, that if the ground floor lobby-lanes shall have been eliminated pursuant to Paragraph 2(b)(3) of this Lease, Tenant shall not have the obligation to provide a lobby guard service. In such event, Landlord shall provide all security services as shall be consistent with the standard of operation for comparable buildings in the Downtown Financial District with the cost thereof to be charged as an Occupancy Cost hereunder. Unless Tenant shall have exercised its right pursuant to Paragraph 2(b) to terminate this Lease with respect to any portion of the Premises, any other security in the Building or the Premises shall also be provided by Tenant at its sole cost and expense. All security arrangements provided for by Tenant shall be subject to Landlord's prior written consent which shall not be unreasonably withheld or delayed; provided, however, that Landlord shall have no right of approval over security guards who are employees of Tenant. All security arrangements made by Tenant shall be established on terms and conditions that do not unreasonably interfere with or restrict Landlord's rights hereunder or its ability to perform work required to be performed in the fulfillment of Landlord's obligations under this Lease or its ability to market available space in the Building or to operate the Building. Without affecting or reducing Tenant's obligations to provide security, Tenant may eliminate the ground floor lobby lanes in the Building on not less than thirty (30) days prior written notice to Landlord without exercising an option to terminate this Lease pursuant to Paragraph 2.(b). Within thirty (30) days after receipt of an invoice submitted together with supporting information, Tenant shall reimburse Landlord for the cost of repairing all damage caused by such removal and restoration of the lobby (including, but without limitation, replacement of floor tiles, the Building directory and metal trim) as close as is reasonably possible to the original architectural design and quality of finishes.

                  11. Rules And Regulations. Tenant and Tenant's agents, servants, employees, contractors, visitors and licensees shall comply with such rules and regulations as Landlord may adopt from time to time during the Term (such rules and regulations to be consistent with what is customary and reasonable in comparable buildings in the Downtown Financial District); provided, however, that no rule or regulation shall require Tenant to pay Additional Rent or bear additional economic obligations beyond those provided for in this Lease. Landlord shall notify Tenant of any rules and regulations (and amendments thereto) by providing a copy to Tenant in the manner provided for giving of notices under Paragraph 26 of this Lease. Landlord shall not be liable to Tenant for violation of any of rules and regulations, or the breach of any lease, by any other tenant or other party in the Building. Landlord shall use reasonable diligence, consistent with normal building management practice, to enforce such compliance on a uniform basis.

                  12. Insurance; Subrogation Waivers; Non-Liability For Certain Events.

                       (a) Non-Liability. Neither Landlord nor Landlord's agents, contractors or employees shall be liable for any damage to property entrusted to them, their employees or to the Building personnel, or for the loss of any property by theft, breach of Building security or otherwise. If at any time during the Term, any Building windows become obstructed or darkened temporarily for any reason whatsoever, including, but not limited to Landlord's own acts, or permanently due to the application of any Requirements, Landlord shall not be liable for any damage that Tenant may sustain thereby and Tenant shall not be entitled to any compensation or abatement of rent or release from any of the obligations of Tenant hereunder caused directly or indirectly by such obstruction, shadowing or darkening. Landlord shall diligently seek to eliminate the condition causing the obstruction or darkening. If, despite Landlord's diligent effort, it reasonably appears that such obstruction or darkening is "permanent," (i.e., of indefinite and long-term duration) Tenant shall have the right to terminate this Lease as to the ground floor of the Premises if such permanent obstruction or darkening affects not less than thirty percent (30%) of the area of the ground floor exterior windows, such termination to take effect sixty (60) days after written notice by Tenant to Landlord of its election to so terminate based upon such obstruction or darkening. Upon such termination, the Premises shall be reduced, Base Rent for the ground floor shall be abated in the manner provided herein with respect to partial termination for casualty and the parties' rights and obligations with respect to the space as to which the Lease is so terminated shall cease except with respect to rights and obligations that have accrued prior to the date of termination and obligations that are required to be performed under this Lease after termination. Such right of partial Lease termination shall constitute Tenant's sole remedy for any such obstruction.

                       (b) Indemnity. Tenant shall hold Landlord harmless from any and all loss, cost, damage, expense claims and liability (including reasonable attorney's fees) incurred in connection with or arising from the Premises or Tenant's operations, other than that which may arise as a result of, and to the extent of, the negligence or willful misconduct of Landlord, to the extent that such liability is not covered by Landlord's insurance. Landlord shall hold Tenant harmless from any and all loss, cost, damage, expense claims and liability (including reasonable attorney's fees) incurred in connection with or arising from Landlord's acts or omissions in or with respect to the Building and/or Property, other than that which may arise as a result of, and to the extent of, the negligence or willful misconduct of Tenant, to the extent that such liability is not covered by Tenant's insurance. The provisions of this Paragraph 12.(b) shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         (c) Tenant's Liability Insurance. Tenant shall purchase and maintain in force throughout the Term (without cost or expense to Landlord), commercial general liability insurance (including public liability and property damage insurance) in the amount of Ten Million and No/100 Dollars ($10,000,000) per occurrence for legal liability arising out of personal injuries to or deaths of persons occurring in or about the Premises. Such amounts may be satisfied with a primary commercial general liability policy and an excess or "Umbrella" liability policy affording coverage, at least as broad as that afforded by the primary policy. Such insurance shall: (i) name Landlord, its managing agent, any mortgagee of the Property and any lessor under any ground lease that Landlord specifies by notice given in accordance with Paragraph 26 hereof, as additional insureds; (ii) cover Tenant's contractual liability under Tenant's leases; (iii) be issued by an insurance company that has a Best's Insurance Guide Rating of A-XI or better; (iv) be primary and non-contributing with any insurance that may be carried by Landlord; and (v) provide that it shall not be cancelled or coverage changed without thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord's that has requested such notice in writing by notice to Tenant in accordance with Paragraph 26 hereof. Tenant may obtain such insurance under a blanket insurance policy covering other properties as well as the Premises. At least one (1) Business Day prior to the Commencement Date, Tenant shall deliver a certificate of such insurance to Landlord and shall provide certificates of renewals thereof at least one (1) Business Day before the expiration dates of the coverage then in effect. If Tenant shall fail to procure such insurance before such date, or to deliver such certificates, Landlord may, at its option, on notice to Tenant, procure such policies for the account of Tenant, and the reasonable cost thereof shall be paid to Landlord as Additional Rent within thirty (30) days after delivery to Tenant of an invoice therefor.

         (d) Tenant's Property Insurance. Tenant shall obtain and maintain throughout the Term "all risk" insurance on and for the full cost of replacement of all of Tenant's property in the Premises, including, without limitation, all furniture, equipment, and personal property and all items of Building fixtures, alterations and improvements in which Tenant retains an ownership interest; and Tenant shall provide Landlord with copies of current certificates for such policy or policies that shall be kept current and in full force and effect at all times during the Term.

         (e) Tenant's Self-Insurance: Deductibles. Notwithstanding the requirements of this Paragraph 12, the Tenant named in this Lease (but not any successor or assignee of said Tenant, without Landlord's prior written consent that Landlord shall have the right to withhold in its sole discretion) may self-insure against any or all of the risks referred to in Paragraphs 12.(c) and 12.(d) above, up to a total of One Million Dollars ($1,000,000); provided, however, that at all times during the period Tenant shall have elected to self-insure, Tenant shall have a net worth of not less than Two Hundred
Million Dollars ($200,000,000); and provided, further, that at all times that Tenant shall have elected to self-insure with respect to the insurance required to be carried pursuant to Paragraph 12.(c), a third party insurance company shall perform the claims management and loss adjustment of all claims within the scope of such coverage but for self-insurance.

         (f) Landlord's Building And Property Insurance. Landlord shall maintain and keep in full force and effect or cause to be maintained and kept in full force and effect, with an insurance company that has a Best's Insurance Guide rating of A-XI or better, at least the following insurance: (A) if there is a boiler or other similar refrigeration equipment or pressure object or other similar equipment in the Building, steam boiler, air-conditioning and machinery insurance written on broad form basis with a limit of not less than $500,000;
(B) "all-risk" insurance, to the extent of one hundred percent (100%) of the insurable replacement cost of the Building and all alterations and improvements therein in which Landlord retains an ownership interest with rental abatement coverage for a period of not less than one (1) year due to rental loss from an insured cause; and (C) worker's compensation, disability and such other similar insurance in at least the statutory amounts covering all persons employed in connection with any work performed by Landlord with respect to the Property and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant, the Premises or the Property. In addition, Landlord shall have the right, but not the obligation, to maintain earthquake insurance insuring the Building and personal property located therein against loss due to earthquake in an amount reasonably determined by Landlord to provide adequate protection against loss with commercially acceptable deductible percentage as Landlord shall reasonably determine. All of the insurance policies described in this Paragraph 12 shall be in form reasonably satisfactory to Tenant, have deductibles of not less than Twenty Five Thousand Dollars ($25,000) nor more than One Hundred Thousand Dollars ($100,000) (except as specifically otherwise provided in the preceding sentence with respect to earthquake) and provide in each case that it shall not be subject to cancellation, termination or change except after at least thirty (30) days' prior written notice to Tenant. Certificates shall be deposited by Landlord with Tenant on or before the Commencement Date and certificates of renewal shall be deposited by Landlord with Tenant at least one (1) Business Day before the expiration of the coverage then in effect.

         (g) Landlord's Comprehensive General Liability Insurance. Landlord shall have the right to purchase and maintain in force throughout the Term (or from time to time during the Term) commercial general liability insurance (including public liability and property damage insurance) in the amount of Ten Million and No/100 Dollars ($10,000,000) for legal liability arising out of personal injuries to or deaths of persons occurring in or about the Premises. Such amounts may be satisfied with a primary commercial general liability policy and an excess or "Umbrella" liability policy affording coverage, at least as broad as that afforded by the primary policy. Such insurance shall: (i) cover Landlord's contractual liability under Landlord's leases; (ii) be issued by an insurance company that has a Best's Insurance Guide Rating of A-XI or better; and (iii) provide that it shall not be cancelled or coverage changed without thirty (30) days' prior written notice to Tenant. Landlord may obtain such insurance under a blanket insurance policy covering other properties as well as the Property.

         (h) Subrogation Waiver. Landlord waives any and all rights of recovery against Tenant for or arising out of injury to person or damage to or destruction of the Building or any other property of Landlord or the Premises, from causes then included under Fire Insurance policies or endorsements and public liability and property damage insurance policies or endorsements (and actually covered by the insurance policies then in force with proceeds payable to Landlord), whether or not such injury, damage or destruction shall have been caused by the negligence of Tenant, its agents, servants, employees, contractors, visitors or licensees; provided, however, that the foregoing waiver shall only apply to the extent that Landlord's insurance policies then in force permit such waiver. Tenant waives any and all rights of recovery against Landlord for or arising out of injury to person or damage to or destruction of the Building or any other property of Tenant or the Premises, from causes then included under Fire Insurance policies or endorsements and public liability and property damage insurance policies or endorsements (and actually covered by the insurance policies then in force with proceeds payable to Tenant), whether or not such injury, damage or destruction shall have been caused by the negligence of Landlord, its agents, servants, employees, contractors, visitors or licensees; provided, however, that the foregoing waiver shall only apply to the extent that Tenant's insurance policies then in force permit such waiver. Landlord and Tenant represent that their present insurance policies now in force permit such waivers.

        (i) Termination Of Subrogation Waiver. If at any time during the Term, any insurance carrier then providing insurance required to be provided hereunder shall refuse to grant the waiver described in Paragraph 12.(h), or
such carrier shall   revoke a consent previously given or shall cancel or
threaten to cancel any policy previously issued in order to revoke such waiver, then, in any of such events, the party (either Landlord or Tenant) who receives notice of such action or proposed action by the carrier shall notify the other party in writing. Five (5) days after the date of such notice, the waivers by both Landlord and Tenant as provided in Paragraph 12.(h) shall terminate as to
the loss,   damage or destruction covered by such policy; provided, however, that if at any time thereafter such consent shall be obtained without an additional premium from any existing or substitute insurance carrier, the waiver shall be reinstated. If such carrier shall consent to such waiver only upon payment of an additional reasonable premium, the insured party shall pay the additional reasonable premium and maintain such policy in effect.

              13.      Damage And Destruction.

                         (a) Minor Casualty. If all or any part of the Premises on any particular floor or floors in the Building are rendered untenantable or inaccessible by damage from fire or other casualty (other than a Major Casualty, as hereinafter defined) such that a contractor selected by Landlord (subject to Paragraph 13.(e) below), states in a written report that such damage can be substantially repaired in compliance with Requirements within one (1) year from the date of such casualty (employing normal construction methods without overtime or other premium except as otherwise provided in Paragraph 13.(g)), Landlord shall promptly deliver a copy of such report to Tenant and notify Tenant of the date by which Landlord estimates that the repairs will be substantially complete, which date shall not be later than the date stated in the contractor's report. Landlord shall diligently repair such damage at its own expense; provided, however, that damage to improvements, furniture, chattels or trade fixtures that are the property of Tenant or that Tenant may be required to remove upon termination of this Lease shall be repaired at Tenant's expense. Failure to complete the work of repair or restoration within the time specified for completion in the contractor's report shall have the consequences specified in Paragraph 13.(f) below.

                  (b) Extended Restoration Period: Minor Casualty. If all or any part of the Premises on any particular floor or floors in the Building are rendered untenantable or inaccessible by damage from fire or other casualty (other than a "Major Casualty" as specified in Paragraph 13.(c)) such that a contractor selected by Landlord (as provided in Paragraph 13.(e) below), states in a written report that such damage cannot be substantially repaired in compliance with Requirements within one (1) year from the date of such casualty (employing normal construction methods without overtime or other premium except as otherwise provided in Paragraph 13.(g)), Landlord shall promptly deliver a copy of such report to Tenant and notify Tenant of the date by which Landlord estimates that the repairs can be substantially complete, which date shall not be later than the date stated in the contractor's report. Either Landlord or Tenant may elect to terminate this Lease with respect to the particular floor or floors that have suffered the damage that cannot be repaired within the one (1) year period referred to above, such termination to be effective as of the date of such casualty, by written notice delivered to the other not more than twenty (20) days after receipt of the contractor's written opinion as to the date when the damage can be repaired. If neither party elects to so terminate the Lease as to the damaged floors, then Landlord shall promptly repair such damage at its own expense; provided, however, that damage to improvements, furniture, chattels or trade fixtures that do not belong to Landlord or that were specially installed to accommodate Tenant's occupancy ((aa) Tenant's computer-related water towers, condenser water piping and shafts, pumps and electrical installations related thereto, (bb) UPS system and battery racks, (cc) diesel fuel risers, tanks and emergency generators and related electrical installations, (dd) escalator and internal stairs, and (ee) Schwab University and cafeteria) shall be repaired at Tenant's expense; provided, however, that Tenant may elect not to repair or restore any of such items. Failure to complete the work of repair or restoration within the time specified in the contractor's report for completion shall have the consequences specified in Paragraph 13.(f) below.

                  (c) Major Casualty: Termination of Lease. If thirty seven and one-half percent (37.5%) or more of the rentable square footage of the Premises then leased by Tenant from Landlord in the Building are rendered untenantable or inaccessible by damage from fire or other casualty such that a contractor selected by Landlord (as provided in Paragraph 13.(e) below), states in a written report that (i) such damage cannot be substantially repaired in compliance with Requirements within one (1) year from the date of such casualty (employing normal construction methods without overtime or other premium except as other wise provided in Paragraph 13.(g)), and (ii) at least sixty two and one-half percent (62.5%) of the total rentable square footage of the Premises can be tenantable and accessible within one (1) year from the date of such casualty (employing normal construction methods without overtime or other premium), then Landlord shall promptly deliver a copy of such report to Tenant and notify Tenant of the date by which Landlord estimates that such repairs can be substantially completed, which shall not be later than the time period stated in the contractor's report. Either Landlord or Tenant may elect to terminate this Lease with respect to the portion of the Premises that has suffered the damage that cannot be repaired within the one (1) year period referred to above, such termination to be effective as of the date of such casualty, by written notice delivered to the other not more than thirty (30) days after receipt of the contractor's report as to the date when the damage can be repaired; or Tenant may elect to terminate this Lease in its entirety by written notice delivered to Landlord not more than thirty (30) days after Tenant's receipt of the estimate for completion of the work, based upon the contractor's report. If neither party elects to so terminate the Lease in whole or in part, then Landlord shall promptly repair damage with respect to all or the portion of the Premises as to which this Lease remains in full force and effect at its own expense; provided, however, that damage to improvements, furniture, chattels or trade fixtures that do not belong to Landlord or that were specially installed to accommodate Tenant's occupancy ((aa) Tenant's computer-related water towers, condenser water piping and shafts, pumps and electrical installations related thereto, (bb) UPS system and battery racks, (cc) diesel fuel risers, tanks and emergency generators and related electrical installations, (dd) escalator and internal stairs, and (ee) Schwab University and cafeteria) shall be repaired at Tenant's expense; provided, however, that Tenant may elect not to repair or restore any of such items. Failure to complete the work of repair or restoration within the time specified in the contractor's report for completion shall have the consequences specified in Paragraph 13.(f) below. If the provisions of Paragraph 13.(b) and 13.(c) both apply to any situation that arises hereunder, Paragraph 13.(c) shall control.

                  (d) Effect Of Termination. If Tenant or Landlord elects to terminate this Lease, under this Paragraph 13 with respect to any particular floor, floors or portion of the Premises, then the Base Rent shall be reduced by the amount that Tenant was paying for such portion of the Premises and

         Tenant's Proportionate Share and other obligations hereunder shall be commensurately reduced so as to apply solely to the Premises that remain subject to the Lease, based on the square footage of the portion of the Premises as to which the Lease is terminated as determined pursuant to Exhibit C. If this Lease shall have been terminated under this Paragraph 13 with respect to the entire Premises, then this Lease shall expire as of the date of termination stated in such notice with the same effect as if that were the date on which the Term expires; and all Rent payable under this Lease shall be apportioned as of such date. If Tenant shall have paid any Base Rent or any Additional Rent pursuant to Paragraphs 27 or 28 for any period after expiration of this Lease, Landlord shall promptly refund such amount to Tenant.

                  (e) Contractor Selected For Damage Analysis And Reports. The contractor referred to in this Paragraph shall be a reputable, independent contractor or construction manager and not an Affiliate of either Landlord or Tenant and shall be selected by Landlord within twenty (20) days after the date of the casualty. Landlord's choice shall be subject to the prior written approval of Tenant, which approval shall not be unreasonably withheld or delayed.

                  (f) Failure To Complete Work Within Estimated Restoration Period. During the course of Landlord's restoration work, Landlord shall diligently seek to notify Tenant in writing as soon as it reasonably appears to Landlord that work of repair and restoration may not be completed within the time period estimated by Landlord as provided this Paragraph 13. Landlord and Tenant shall promptly meet and confer in an effort to reach agreement as to the best method of completing the work so that the Premises will again be tenantable and accessible and the outside date when such work shall be completed. If
         (i) Landlord and Tenant are unable to reach such an agreement, and (ii) Landlord has been unable to complete the work so that the damaged portions of the Premises have been made tenantable and accessible within sixty (60) days after the date originally estimated in the contractor's report, then this Lease may be terminated by written notice given by Tenant within twenty (20) after the end of said sixty
         (60) day period with respect to the particular floor or floors that are damaged in the case of a Minor Casualty and as to the entire Premises in the case of a Major Casualty.

                  (g) Use Of Expedited Construction Practices. Notwithstanding anything to the contrary in this Paragraph, Landlord may elect at its sole option to have the one (1) year period for completion of repairs (referred to in Paragraphs 13.(a), 13.(b) and 13.(c) above), calculated by assuming use of expedited construction methods and/or with overtime or other premium. Landlord shall notify Tenant and the contractor to be selected pursuant to Paragraph 13.(e) of the type and extent of expedited construction methods that Landlord is willing to employ. The contractor shall then base its estimate of the number of days to complete the work on the basis of such expedited methods. Landlord shall then use the expedited methods so identified in performance of the work, if it undertakes or is required to undertake repair and restoration as provided herein.

                  (h) Rent Abatement During Repair Period. If this Lease remains in full force and effect with respect to any portion of the Premises that has been damaged and rendered untenantable or inaccessible, Base Rent and Additional Rent payable under Paragraphs 27 and 28 shall be reduced in proportion to the ratio that the rentable square footage so rendered untenantable or inaccessible to Tenant on such floor bears to the total rentable square footage of such floor, such reduction to commence on the date of such fire or other casualty and to continue until the earlier of (i) thirty (30) days after substantial completion by Landlord of the repairs to the part of the Premises rendered untenantable or inaccessible, or (ii) Tenant's occupancy of the space for the conduct of its business. Landlord shall organize the restoration work to the best of Landlord's ability in a manner that will allow Tenant to begin its work before Landlord has completed its restoration so that Tenant can recommence the conduct of its business in the restored space as expeditiously as possible. If damage to the Premises occurs during a period when Tenant is entitled to rental abatement pursuant to Paragraph 3.(c) or 3.(d), the abatement provided for in this Paragraph shall be added to the abatement period then in effect under Paragraph 3.(c) or Paragraph 3.(d) so that Tenant will
         not lose the   benefit of any
         abatement provided for in this Lease due to overlapping abatement periods.

                  (i) Disruption of Tenant. Landlord shall use reasonable diligence to minimize any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof.

                  (j) Substantially Completed; Substantial Completion. Whenever used in this Paragraph 13 with respect to any work to be performed by Landlord, "Substantially Completed" or "Substantial Completion" shall mean that stage of the progress of such work as shall enable Tenant to have (i) all of the services to be provided to Tenant pursuant to Paragraph 15 hereof, and (ii) access to the Premises to commence Tenant's use of the Premises for the purpose of installing Tenant's improvements and alterations without interference (except to an immaterial degree) by reason of the completion of unfinished details of Landlord's work. Landlord shall complete such unfinished details of Landlord's work within a reasonable time and with minimal disturbance of Tenant. The time limits for completion of work provided for in this Paragraph 13 shall not be extended by reason of force majeure.

            14.   Eminent Domain.

                       (a) Definitions. The terms used in this Paragraph shall have the following meanings:

                           (1) "Condemnation" means (i) the exercise by a
                  governmental or quasi-governmental agency or authority of the lawful power to acquire or "take" interests in property for a public purpose, whether by legal action or otherwise, or (ii) a voluntary sale or transfer by Landlord to any governmental or quasi-governmental agency, under threat of condemnation or while proceedings for condemnation are pending.

                           (2) "Date of Taking" means the date that the
                  condemnor becomes lawfully entitled to the interest that it seeks to acquire.

                           (3) "Award" means all consideration paid for the
                  property being acquired through condemnation.

         (b) Condemnation Of Total Premises. If the whole of the Premises are taken by Condemnation, this Lease and the Term shall terminate on the Date of Taking.

         (c) Condemnation Of Portion Of Premises. If any portion of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease as of the Date of Taking if thirty percent (30%) or more of the total amount of rentable square footage of the Premises is taken. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate pursuant to this Paragraph 14 by giving notice of such election to Landlord within ninety (90) days after the nature and extent of the taking have been finally determined. Tenant shall have sixty (60) days thereafter within which to vacate the Premises. Any Base Rent or Additional Rent paid by Tenant for periods after the effective date of termination shall be refunded promptly by Landlord. If any portion of the Premises is taken by Condemnation and this Lease remains in full force and effect as to the remainder of the Premises, then on the Date of Taking, the Base Rent shall be reduced by a sum equal to the Base Rent per square foot of the area taken as determined pursuant to Exhibit C on the floor(s) from which space is taken, multiplied by the number of square feet taken from such floor(s); and Tenant's Proportionate Share and other obligations under this Lease shall be commensurately reduced so as not to include obligations relating to that portion of the Premises as to which the Lease has been terminated. Landlord shall diligently restore the part of the Premises not taken (including, but without limitation, the alterations and improvements made by Tenant) to a self-contained rental unit without cost or expense to Tenant (no such costs to be charged as part of Occupancy Cost).

         (d) Allocation Of Award. The Award shall belong first to any mortgagee of the Property pursuant to the terms of its mortgage. The remaining Award, if any, shall belong to and be paid to Landlord, provided, however, that Tenant shall receive from the Award the following:

                  (i) A sum attributable to the value at Date of Taking of Tenant's improvements or Alterations made to the Premises by Tenant at Tenant's sole cost and expense, as shown on Tenant's Federal income tax or information returns;

                  (ii) A sum attributable to the value at Date of Taking of Tenant's trade fixtures, equipment and other personal property included in the Condemnation; and

                  (iii) Any sum attributable to Tenant's loss of goodwill or relocation expenses, but only to the extent that compensation for such loss is included in the Award as a separate item of damage.

              (e) Condemnation Of Temporary Interests. If all or any portion of the Premises is taken by exercise of the power of eminent domain for a period that is less than the then remaining Term, then this Lease shall remain in full force and effect. If, by reason of such acquisition or condemnation, changes or alterations are required to be made to the Premises or to restore the Premises, Landlord shall perform such changes or alterations at Landlord's sole cost and expense (which cost shall not be charged as an Occupancy Cost). Tenant shall continue to pay all Rent due hereunder, but shall be entitled to receive the entire Award made in connection with any such temporary taking (less a portion thereof necessary to cover the reasonable expenses of the restoration described in the preceding sentence, which shall be retained by Landlord and applied toward such restoration). A temporary taking extending beyond the then-remaining Term shall be treated as a permanent taking for purposes of this Lease.

              (f) Disruption of Tenant. Landlord shall use reasonable diligence to minimize any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any repairs in connection with any Condemnation.


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
                  15. Basic Services. Landlord shall provide services to the Premises as follows:

                      (a) Defined Terms. As used in this Paragraph 15, the
              following terms are defined as follows:

                          (i) "Basic Services" means the services that Landlord
                      is required to provide to Tenant under this Lease without extra charge beyond payment of Base Rent, except as otherwise provided in Paragraph 27. Landlord shall generally operate the Building in a manner customary in buildings comparable to the Building in the Downtown Financial District unless other specific levels of service are specified herein. The cost of services in excess of Basic Services that are separately billed to Tenant pursuant to the terms of this Lease shall not be considered an Occupancy Cost pursuant to Paragraph 27 of this Lease.

                          (ii) "Normal Business Hours" means from 8:00 a.m. to
                      6:00 p.m. on weekdays (other than National Holidays) and 8:00 a.m. to 2:00 p.m. on Saturdays.

                          (iii) "Overtime Periods" means all times other than
                      Normal Hours.

                          (iv) "National Holidays" means the days identified on
                      Exhibit J, attached hereto and incorporated herein by reference thereto and any other day designated after the date of this Lease as a holiday by the federal government.

                          (v) "HVAC System" means the Building heating,
                      ventilation and air conditioning system.

                          (vi) "Business Days" means all days, excluding
                      Saturdays, Sundays and National Holidays.

                      (b) Passenger Elevator Service. Landlord shall cause the
              elevators in all elevator banks to be fully accessible and usable by Tenant during Normal Business Hours for passenger service to the Premises (subject to necessary

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
         shutdown for repairs). At least two passenger elevators shall be functioning to provide access to each floor within the Premises at all other times.

                  (c) Freight Elevator Service; Loading Facilities. Landlord shall provide one freight elevator serving the Premises on call on a "first come, first served" basis during Normal Business Hours and on a reservation, "first come, first served" basis during Overtime Periods. Use of the freight elevator serving the Premises shall be available to Tenant during Overtime Periods at the reasonable actual cost to Landlord of providing such service to Tenant, which Tenant shall pay, within thirty (30) days after receipt of Landlord's invoice accompanied by reasonably detailed and satisfactory supporting documentation. In addition, if this Lease shall be terminated as to the basement portion of the Premises, Landlord shall provide loading and delivery spaces in the basement, as provided in Paragraph 4.(c) at no cost to Tenant.

                  (d) Heating, Ventilation And Air Conditioning. During Normal Business Hours, Landlord shall ventilate the Premises and furnish heating or air conditioning when in the reasonable judgment of Landlord it may be required for the comfortable occupancy of the Premises or when required by law. Heating, air conditioning and ventilation shall be available to Tenant at all times outside of Normal Business Hours upon reasonable prior notice from Tenant to Landlord specifying the service needed and the floors of the Premises (if less than all) to be so serviced. Tenant shall pay the reasonable and actual cost of providing heating, ventilation or air conditioning from the Building's central system outside of Normal Business Hours. Tenant shall be responsible for keeping all exterior doors to the Premises and all exterior windows in the Premises closed. Tenant shall cooperate with Landlord and comply with such reasonable rules as Landlord may establish from time to time to preserve the efficiency and integrity of the HVAC System. Tenant shall not install or use in the Premises any equipment that generates heat so as to adversely affect the HVAC System without Landlord's prior written consent which shall not be unreasonably withheld or delayed; provided, however, that it shall be reasonable for Landlord to refuse consent unless Tenant's proposal can be modified to mitigate any adverse impact on the HVAC System. Throughout the Term, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, but not limited to air conditioning, fan, ventilating and machine rooms, telephone rooms and electrical closets, subject to the limitations contained in Paragraph 16.(b). Tenant shall not construct partitions or other obstructions that might unreasonably interfere with Landlord's free access to such installations, or unreasonably interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Tenant shall not tamper with, adjust, modify, touch or otherwise in any manner adversely affect the HVAC System.

                  (e) Electricity. Landlord shall provide electricity to the Premises for normal and usual lighting and office business machines (including, without limitation, computers, printers, facsimile machines, photocopying machines, electronic data processing and ancillary equipment) only. Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Premises, of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 120 volts, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Total electrical usage by Tenant in the Building (including, but without limitation, power for the HVAC System, elevators and other Building systems) shall not exceed four hundred twenty-seven thousand six hundred eighty-five (427,685) kilowatt hours per month. If Tenant exceeds the foregoing usage, it shall reimburse Landlord for the cost of the excess within thirty (30) days after receipt of an invoice therefor, submitted together with the power bill from the utility company that demonstrates the overage. Electricity provided to all retail space within the Building shall be separately metered, the cost of such electricity shall be charged to the tenants of such space and no portion thereof shall be included in Occupancy Costs or charged to Tenant; nor shall the electricity charged to tenants of the retail space be counted against or included in the monthly kilowatt hour limit stated above.

                  (f) Water. Landlord shall furnish hot and cold water for drinking, cleaning, kitchen and lavatory purposes in a manner customary in buildings comparable to the Building in the Downtown Financial District. Landlord shall also furnish water to Tenant's cooling towers and to Tenant's cafeteria and for all other needs of Tenant. Tenant shall pay the cost of all water delivered to Tenant's cooling towers and Tenant's cafeteria, as separately metered to Tenant within thirty (30) days after receipt of an invoice therefor from Landlord. All other water consumption charges are included in Occupancy Costs pursuant to Paragraph 27 of this Lease. Tenant shall keep the meters and installation equipment in good working order and repair at Tenant's sole cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant within thirty (30) days after invoice therefor.

                  (g) Tenant's Supplemental Air Conditioning System. Tenant has installed in a portion of the Premises a supplemental air conditioning system, including water towers, condenser water pipes and shafts, pumps and related electrical installations to provide supplemental air conditioning to a portion of the Premises. Tenant shall have access to all such equipment and facilities for the purpose of inspecting, repairing, replacing, operating, testing and maintaining the same during the Term, notwithstanding that Tenant may have terminated this Lease with respect to a portion of the Premises. If Tenant shall need access to an area leased to another tenant for any such purposes, Landlord shall use reasonable diligence to gain access to such area for Tenant to perform such work in such leased area. Tenant shall pay directly all costs of operating and maintaining such supplemental air conditioning system and the cost thereof shall be in addition to and not a part of Occupancy Costs.

                  (h)   Janitorial Service.

                        (1) Landlord shall cause all portions of the

            Premises (including the cafeteria) other than the storage areas, parking areas and kitchen for the cafeteria to be kept clean, provided the same are used for uses permitted hereunder, and are kept reasonably in order by Tenant, in accordance with the cleaning specifications attached hereto, marked Exhibit K, attached hereto and incorporated herein by reference thereto. Janitorial service provided by Landlord shall be provided after 5:30 p.m. on Business Days. Basic Service shall not include (i) janitorial service for additional weekday or weekend shifts, (ii) cleaning of kitchen and kitchen facilities for the cafeteria or the executive restroom,
            (iii) cleaning of rooms used solely for Tenant's mechanical equipment and fixtures, and (iv) polishing of Tenant's metalwork or millwork. Landlord's obligation to provide such service shall be suspended during any period when the Premises are untenantable or inaccessible and Tenant is receiving an abatement of Base Rent hereunder by reason of such condition.

                        (2) Any part of the Premises not required to be cleaned
            by Landlord shall be kept clean and in order by Tenant at Tenant's expense, by contractor's approved by Landlord (such approval not to be unreasonably withheld or delayed) or by Tenant's employees. Landlord shall remove all of Tenant's refuse and rubbish. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish customarily and normally generated by commercial office space use of space comparable to the Premises, fixed by the parties as two (2) loads per week of a fifteen (15) cubic yard container of compacted refuse averaging four thousand one hundred (4,100) pounds per load.

                        (3) Landlord shall furnish window washing service for
            the exterior side of the exterior windows at least once every three
            (3) months and for the interior side of the exterior windows at least once each year, the cost thereof to be an item of Occupancy Costs.

                        (4) Provided that Tenant has not exercised any option pursuant to Paragraph 2.(b), Tenant may elect to provide its own janitorial service at any time and from time to time during the Term; provided, however, that if Tenant elects to provide its own janitorial service, it shall assume such responsibility for the entire Building (except for retail uses in the Building that are not those Tenant or Tenant's sublessees) and Tenant shall not have the right to require Landlord again to provide such service for a period of one (1) year thereafter. To exercise such an election, Tenant shall notify Landlord in writing with a full and complete list of all of the persons who will be performing the work for Tenant. All such persons who are not employees of Tenant shall be subject to the prior written approval of Landlord, which said approval shall not be unreasonably withheld or delayed; provided, however, that it shall be reasonable for Landlord to condition approval upon (i) the agreement of all such persons to comply with reasonable rules and regulations from time to time established by Landlord for performance of such work, including, but without limitation, use of freight elevators, cleaning equipment, trash receptacles and the like; and (ii) compliance by such persons with labor contracts (if any) to which Landlord may be subject in the Building. Whenever and for any period when Tenant has assumed responsibility for performance of the janitorial service, Tenant shall cause its service provider to deliver trash to the Building loading dock, separated in the manner required to comply with all applicable recycling and solid waste management requirements. The refuse and rubbish shall then be removed in the manner provided in Paragraph 15.(h)(2). Once Tenant has assumed responsibility for performance of janitorial services, it shall not have the right to relinquish performance of the service to have the same again assumed by Landlord on less than ninety (90) days prior written notice to Landlord. If Tenant shall be providing janitorial services for the Building, Landlord shall provide to Tenant a credit against monthly installments of Base Rent in an aggregate amount equal to the then reduction in Landlord's actual costs as a result of Landlord not being required to provide the janitorial services to the Building set forth in Exhibit K. If Tenant shall have made the election provided in this Lease during any part of the Term during which Tenant is entitled to an abatement in Base Rent, then instead of a rent credit, Landlord shall pay to Tenant on the first day of each month during such abatement period an amount equal to the then reduction in Landlord's actual costs as a result of Landlord not being required to provide the janitorial services to the Building set forth in Exhibit K.

                  (i) Tenant's Emergency Generator. Tenant has installed in a portion of the Premises an emergency generator, including related fuel tanks and lines and related electrical installations to provide emergency power to a portion of the Premises and to certain Building systems. Tenant shall have access to all such equipment and facilities for the purpose of inspecting, repairing, replacing, operating, testing and maintaining the same during the Term, notwithstanding that Tenant may have terminated this Lease with respect to a portion of the Premises. If Tenant shall need access to an area leased to another tenant for any of such purposes, Landlord shall use reasonable diligence to gain access to such area for Tenant to perform such work in such leased area. Tenant shall pay directly, and not as an item of Occupancy Cost, all costs of operating and maintaining such emergency generator system.

                  (j) Service To Tenant's Equipment. Tenant shall provide and be responsible for servicing its own equipment and other improvements at Tenant's direct cost and not as an item of Occupancy Cost.

                  (k) Lighting And Building Systems Maintenance. Landlord shall maintain Building standard light fixtures, including tube and ballast replacement, throughout the Building (including, but without limitation, the Premises). Landlord shall maintain the Building systems in good working order sufficient to serve the Premises in a manner customary in buildings comparable to the Building in the Downtown Financial District. Should any portion of the Premises be used in excess of Normal Business Hours on a regular basis, Tenant shall reimburse Landlord for any additional light and Building systems maintenance costs incurred as a consequence of such use.

                  (l) Service Interruption. Landlord shall not be liable for failure to furnish utilities or services to the Premises when the failure results from accident, breakage, strikes, lock-outs, shortages or other causes beyond Landlord's reasonable control or the need to make repairs due to emergency or otherwise; but in case of such failure Landlord shall take all reasonable steps promptly to restore the interrupted utilities and services and to minimize the inconvenience to and disruption of Tenant's use or enjoyment of the Premises. Such service or utility interruption shall not constitute a constructive eviction of Tenant nor shall Tenant be entitled to abatement of Rent except as expressly otherwise provided in Paragraph 15.(m). Landlord shall use reasonable diligence to provide Tenant with prior notice of any proposed curtailment or cessation of a utility or service and the length of time of such disruption, except in the event of an emergency, in which case Landlord shall notify Tenant of such curtailment or cessation of utility or service and the length of disruption promptly after Landlord has become aware of same. Landlord shall not be required to perform any such repairs or maintenance on an overtime or premium pay basis, except that Landlord shall employ contractors or laborers at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that (i) results in a denial of access to all or a material portion of the Premises, (ii) is dangerous to persons in the Premises, or (iii) that renders thirty thousand (30,000) rentable square feet or more of the Premises untenantable for more than one Business Day; provided, however, that nothing in this Paragraph 15.(l) shall operate to enlarge Landlord's obligations in any case where Paragraph 13 applies. In all other cases, at Tenant's request, Landlord shall employ contractors or laborers at so-called overtime or other premium pay rates and incur any other costs or expenses in making any repairs, maintenance, alterations, additions or improvements, and Tenant shall pay to Landlord, within thirty (30) days after written demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses incurred by Landlord.

                  (m)   Rent Abatement for Failure of Services.

                        (1) Notwithstanding any provision contained in this
            Lease to the contrary, should any cessation or curtailment of any utility or Building service, caused by a "Landlord Failure" (as hereinafter defined) materially impair Tenant's ability to conduct its normal business in the Premises (an "Interruption") for at least four (4) consecutive Business Days, then Base Rent and the Additional Rent payable pursuant to Paragraphs 27 and 28, for that portion of the Premises so affected shall be abated from the first Business Day following such cessation or curtailment until the utilities or services are fully restored. If an Interruption shall result from any cause emanating from outside the Property and not the result of a Landlord Failure, and such Interruption shall continue for ten (10) consecutive days, then Base Rent and the Additional Rent payable pursuant to Paragraphs 27 and 28 for that portion of the Premises so affected shall be abated from the first Business Day following such cessation or curtailment until the utilities or services are fully restored. Tenant shall not be entitled to abatement of Rent with respect to space within the Premises that remains unimpaired and/or can be used by Tenant for the conduct of its business by operation of Tenant's emergency generators and other emergency equipment, subject to Landlord's obligation to reimburse Tenant for the use of such generators and equipment as provided in Paragraph 15.(m)(4).

                        (2) A "Landlord Failure" shall mean any Interruption
            caused by Landlord's work of repair, alteration, installation, addition or improvement or by reason of Landlord's failure to make any repairs, alterations, installations, additions or improvements that Landlord is required to make pursuant to this Lease.

                        (3) Landlord shall be entitled to the
            proceeds of any rental abatement insurance payable with respect to any period for which Tenant may abate payments of Rent pursuant to this Paragraph 15.(m).

                        (4) Tenant shall use its emergency generators and other
            emergency equipment to minimize the service interruption and its effect on Tenant's operation. Landlord shall reimburse Tenant for the cost of operating such emergency generators and equipment within thirty (30) days after receipt of an invoice therefor from Tenant that itemizes the costs so incurred.

                        (5) During any period when payments of Base Rent and
            Additional Rent payable under Paragraphs 27 and 28 are abated hereunder in whole or in part, Tenant shall nonetheless remain liable to Landlord, and shall pay when due as provided herein, any reimbursable items for which Tenant is liable hereunder. Nothing contained in this Paragraph 15.(m) shall be deemed to confer upon Tenant the right to withhold any payment of Base Rent or installment of Additional Rent payable under Paragraphs 27 and 28 or to offset any Rent abated pursuant to this Paragraph
            15.(m) against payments of Base Rent and/or Additional Rent next falling due hereunder. Tenant shall recover any Rent abated under this Paragraph 15.(m) by invoice submitted to Landlord that shall be due thirty (30) days thereafter.

                        (6) If right to abatement hereunder occurs during a
            period when Tenant is entitled to rental abatement pursuant to Paragraph 3.(c) or 3.(d), the abatement provided for in this Paragraph shall be added to the abatement period then in effect under Paragraph 3.(c) or Paragraph 3.(d) so that Tenant will not lose the benefit of any abatement provided for in this Lease due to overlapping abatement periods.

            16.   Access To Premises.

                  (a) Tenant's Access. Tenant and Tenant's agents, servants, employees, contractors, invitees and licensees shall be entitled to access to the Premises 24 hours per day, 7 days per week, subject to such reasonable security measures as Landlord and/or Tenant may establish to protect against entry by unauthorized persons.

                  (b) Landlord's Access. With the prior written consent of Tenant in each instance, which consent shall not be unreasonably withheld or delayed, Landlord may erect, use, and maintain pipes, conduits and other elements of the Building mechanical, electrical and life safety systems in, through and adjacent to walls, partitions and columns of the Premises, provided that the work shall be concealed behind, beneath or within partitioning, columns, ceilings or floors or, where the same cannot be so concealed, completely furred at points immediately adjacent to partitioning, columns or ceilings and that Landlord shall repaint and repair all damage caused thereby, and further provided that the same do not interfere with Tenant's use of the Premises or decrease the usable area of any floor of the Premises to greater than a de minimis extent. Tenant shall permit Landlord, and its authorized representatives, upon reasonable prior notice to Tenant and with Tenant to have the right to have a representative accompanying Landlord and Landlord's representatives, to enter the Premises at all reasonable times during Normal Business Hours for the purpose of (i) inspecting the same, (ii) posting notices of non-responsibility in connection with work to be performed by Tenant, (iii) making any repairs to the Premises required to be made under this Lease, (iv) performing work that may be necessary to comply with any laws, ordinances or governmental rules or regulations, or that may be necessary to prevent waste or deterioration, and (v) showing the Premises to prospective mortgagees, purchasers; and during the last sixteen (16) months of the Term, to prospective tenants. All rights of Landlord hereunder shall be exercised in a reasonable manner, upon reasonable notice and so as not to cause unreasonable interference with Tenant's business, except in an emergency (in which event, Landlord shall use reasonable diligence to minimize the amount of time Landlord or its representatives remain in the Premises and to minimize interference with Tenant's business). So long as Landlord acts reasonably under the circumstances, Landlord shall not be liable to Tenant for diminution of rental value, inconvenience, annoyance or injury to Tenant's business arising from such entry by Landlord, nor shall Tenant be entitled to an abatement of Rent by reason thereof. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property from the Premises, Landlord may immediately enter and alter, renovate and redecorate the Premises, without reduction or abatement of Rent, or other compensation, and such acts shall have no effect upon this Lease. If (i) Tenant has exercised an election to terminate this Lease as to ten (10) or more Floors, or (ii) Landlord is required by law to make such change, Landlord shall have the right to change the arrangement and location of public entrances and passageways, doors and doorways, and corridors, elevators, stairs, toilets, and other public parts of the Building after reasonable notice, provided that no such change impairs Tenant's access to the Premises or Tenant's use of the Premises for any Permitted Use. Landlord shall use reasonable diligence to make any such changes in the public portions of the Building in a manner that minimizes the inconvenience to and disruption of Tenant's use and enjoyment of the Premises.

            17. Vaults And Vault Space. No vaults, vault space or space not within the boundary of the Property is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the boundary of the Property. All vaults and vault space and all space not within the boundary of the Property, that Tenant may be permitted to use or occupy, is to be used or occupied under a revocable license, and if any such license be revoked, or if the amount of such space be curtailed by any federal, state or municipal authority, or public utility, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such revocation or curtailment be deemed a constructive or actual, total or partial eviction. Any fee or license charge of municipal authorities for any such vault used or occupied by Tenant shall be paid by Tenant.

            18.   Sprinkler System.

                  (a)   Condition: Notice: Duty To Repair.  The

      Building sprinkler system performs an essential life-safety function in the Building. Tenant shall promptly inform Landlord of any damage or injury to the sprinkler system, or whenever Tenant believes that all or any part of the sprinkler system might not be in good working order, and Tenant shall pay the cost of any repairs thereto made necessary by any act or omission of Tenant, Tenant's agents, servants, employees, contractors, invitees or licensees.

                  (b) Alterations. If the Insurance Services Office (or similar body) or any bureau, department or official of the state, county or city government, or any governmental authority having jurisdiction, require or recommend that changes, modifications, alterations, or additions be made in or to the sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Premises, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Office, or by any fire insurance company providing coverage for the Building, Tenant shall promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment without cost or expense to Landlord.

            19.   Bankruptcy Or Insolvency.

                  (a) Right Of Termination. If (i) at any time during the Term, Tenant shall file (or be named as the defendant in) a bankruptcy or insolvency petition under any federal or state statute, or a petition seeking the appointment of a receiver, trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, and (ii) any of the foregoing either (x) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, or (y) is not dismissed, discharged or dissolved within sixty (60) days after commencement thereof (or if the same reasonably cannot be accomplished within said sixty (60) days, if Tenant shall not have commenced to cure the same within such period and continued to diligently prosecute the cure thereof to completion within a reasonable time), then this Lease may be cancelled and terminated at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events. Upon such cancellation, neither Tenant nor any person claiming through or under Tenant shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises. In addition to the other rights and remedies granted by Paragraph 19.(b) hereof, or by virtue of any other provision in this Lease or any statute or rule of law, Landlord may retain as damages any Rent, security, deposit or moneys received by it from Tenant or others on behalf of Tenant. If the exercise of any right granted to Landlord in this Paragraph 19.(a) is limited by any provision of law, this Paragraph 19.(a) shall be given the maximum effect consistent with such overriding or conflicting law.

                  (b) Rights On Termination. If this Lease is terminated pursuant to Paragraph 19.(a), Landlord shall be entitled to the rights and remedies stated in Paragraphs 20.(b), 20.(c), 20.(d) and 21 of this Lease.

            20.   Default.

                  (a) Events Of Default. The occurrence of any of the following shall constitute a default by Tenant and shall be referred to herein as an "Event Of Default":

                        (1) Failure by Tenant to pay Rent required to be paid
            hereunder when due where such failure continues (i) for two (2) Business Days after written notice from Landlord of such default in the case of failure to pay Base Rent, and (ii) for five (5) Business Days after written notice from Landlord of such default in the case of all other failures to pay Rent.

                        (2) Tenant's abandonment of all or any portion of the
            Premises if such abandonment continues for twenty (20) consecutive days after written notice from Landlord to Tenant.

                        (3) Failure by Tenant to comply with any other provision
            of this Lease that constitutes an obligation of Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord; provided, however, that if such default cannot reasonably be cured within said thirty (30) day period, then the default shall not be deemed to be uncured if Tenant commences to cure the same within thirty (30) days after Landlord's notice and continues to prosecute diligently such cure to completion within a reasonable time thereafter.

                        (4) The occurrence of any of the events specified in
            Paragraph 19 hereof concerning bankruptcy and insolvency that results in cancellation and termination of this Lease.

                  (b) Remedies. If an Event Of Default shall occur, then Landlord shall have the following rights:

                        (1) The right to terminate this Lease and recover from
            Tenant as provided by California Civil Code Section 1951.2: (i) the worth at the time of award of the unpaid Rent and other amounts that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves Landlord could reasonably avoid; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that would be likely to result therefrom in the ordinary course of things. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one


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
            percent (1%). For purposes of computing unpaid Rent that would have accrued and become payable under the Lease pursuant to the provisions of this subparagraph (1), unpaid Rent shall consist of the sum of the unpaid Rent and all other amounts payable hereunder as reasonably estimated by Landlord for the balance of the Term; or

                        (2) The right to continue this Lease in effect and
            enforce all of its rights and remedies under this Lease, as provided by California Civil Code Section 1951.4, including the right to recover Rent for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease, shall not constitute a termination of Tenant's right to possession, and no such termination shall be deemed to have taken place unless and until Landlord provides to Tenant written notice that it has elected to terminate the Lease by reason of an Event Of Default in accordance with this Lease.

                  (c) Late Charge. Late payment by Tenant to Landlord of the Rent will cause Landlord to incur costs not contemplated by this Lease, including, but not limited to, processing and accounting charges and late charges. Accordingly, if any installment of Base Rent or Additional Rent payable under Paragraphs 27 and 28 is not received by Landlord or Landlord's designee within three (3) Business Days after the same becomes due, Tenant shall pay a late payment charge of one percent (1%) of such unpaid amounts. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

                  (d) Remedies Allowed By Law. Nothing contained in this Paragraph 20 shall limit Landlord's right to obtain as damages in any action against Tenant or in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum


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
      allowed by any statute or rules of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Paragraph.

                  (e) Tenant's Remedies: Payment Under Protest. Nothing contained in this Paragraph 20 shall limit the right of Tenant to make any payment, perform any act, or observe any provision of this Lease under protest; and Tenant shall be entitled to bring a legal action for damages and/or an equitable action for specific performance and/or declaratory relief if it contends that Landlord is in default hereunder or that any payment, performance or observation by Tenant is not required under the terms of this Lease; provided, however, that Tenant's damages in any such action shall be limited to (i) Tenant's out-of-pocket expenses in restoring itself to its condition immediately prior to such payment, performance or observation under protest; and (ii) interest on such expenses at the rate specified in Paragraph 3.(h) of this Lease. If Tenant prevails in any such action, Landlord shall pay such sums to Tenant within thirty (30) days after Tenant's demand therefor. Tenant shall not be entitled to recover from Landlord any consequential damages for business interruption or loss of business, however arising, and Tenant hereby waives and relinquishes any and all such claims.

                  21.   Self Help And Enforcement Costs.

                       (a) Landlord's Rights. Subject to Tenant's rights under Paragraph 20.(e), if Tenant defaults in the performance of any obligation on Tenant's part to be performed under this Lease, and Landlord shall give Tenant written notice thereof pursuant to Paragraph 20, and if Tenant shall fail to cure or to begin and thereafter pursue with due diligence the curing of such default within the applicable time as specified in Paragraph 20, then Landlord may perform the same for the account of Tenant. If Landlord pays any sum of money, or performs any act that requires the payment of money in connection with such performance for the account of Tenan or, if Landlord, after such notice, incurs


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
      any expense (excluding attorneys' fees in instituting, prosecuting or defending any action or proceeding, whether or not such action or proceeding proceeds to judgment) by reason of the occurrence of an Event Of Default hereunder, the sum or sums so paid by Landlord with costs and damages, shall constitute Additional Rent and shall be due from Tenant to Landlord thirty (30) days after receipt by Tenant of an invoice therefor presented by Landlord.

                  (b) Tenant's Rights. If within ten (10) days after written notice from Tenant to Landlord, Landlord shall fail to perform or observe any covenant or condition herein contained (or to commence within ten (10) days and diligently pursue performance or observance of matters reasonably requiring more than ten (10) days to complete), Tenant may perform the same for Landlord's account, and any sums paid by Tenant for such purpose shall be immediately paid by Landlord to Tenant with interest thereon at the Interest Rate within thirty (30) days after Tenant makes written demand for such payment until the date when Landlord pays said sum. In case of emergency, Tenant may proceed to perform Landlord's obligation immediately as necessary; provided, however, that Tenant shall diligently notify Landlord thereof as promptly as possible thereafter.


           22. Surrender; End Of Term. Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean and in as good order, condition and repair as they shall exist on the Commencement Date, ordinary wear and tear and damage by casualty and condemnation excepted. Tenant shall remove such property of Tenant as shall be required to be removed under the terms of this Lease and reimburse Landlord for costs associated with such removal as required pursuant to Paragraph 6.(e). Any such property of Tenant left in the Premises for more than ten (10) days after the expiration or other termination of this Lease, or after recovery by Landlord of possession of the Premises after an Event of Default shall be deemed abandoned and disposed of by Landlord at the expense and risk of Tenant. Tenant releases Landlord of and from any and all claims and liability for damage to or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease. If Tenant holds over after the


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
Term with the written consent of Landlord, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay the Rent and all other charges at the same rate as herein provided, and also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If Tenant holds over after the Term without the written consent of Landlord and shall fail to vacate the Premises after the expiration or sooner termination of this Lease, Tenant shall be liable to Landlord for Rent at one hundred fifty percent (150%) of the monthly installment of Base Rent as provided in this Lease for the last month of the Term hereunder plus any Additional Rent. In addition, Tenant shall be responsible to Landlord for all damage (including, but without limitation, consequential damage) that Landlord shall suffer by reason thereof, and Tenant indemnifies Landlord against all claims made by any succeeding tenant against Landlord, resulting from delay by Landlord in delivering possession of the Premises to such succeeding tenant where such delay is caused by Tenant's failure timely to vacate the Premises upon expiration of the Term. If the last day of the Term falls on a day other than a Business Day, this Lease shall expire on the Business Day immediately preceding. Tenant's obligations under this Paragraph shall survive the expiration or other termination of this Lease.

            23.   Quiet Enjoyment; Limitation Of Liability.

                  (a) Quiet Enjoyment. Landlord covenants that upon payment and performance of the obligations on Tenant's part to be paid and performed hereunder, Tenant shall have peaceable and quiet possession of the Premises for the Term, subject, however, to the terms of this Lease and of the ground leases, underlying leases, mortgages and deeds of trust identified in this Lease as having priority over this Lease. The parties shall execute, acknowledge, deliver and record a Short Form of Lease in the City and County of San Francisco immediately upon execution hereof, that is sufficient to give constructive notice hereof; and execute, acknowledge, deliver and record any amendments thereto.

                  (b) Landlord's Obligations Run With Land. The foregoing covenant of quiet enjoyment and all of Landlord's obligations under this Lease shall bind and be enforceable


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
      against Landlord and each successor to Landlord's interest, subject to the terms hereof, only so long as Landlord or any such successor has fee simple title to the Property, but not thereafter in any case where the successor to fee simple title has assumed and agreed to perform Landlord's obligations under this Lease. Each conveyance by Landlord (or any of its successors) of Landlord's interest in the Property prior to the expiration or other termination of the Term shall be subject to this Lease and shall relieve the grantor of any further obligations or liability as Landlord as of the date the grantor relinquishes fee simple title to the Property and ceases to collect Rent from Tenant hereunder, except that the grantor shall remain liable for all obligations and liability of Landlord under this Lease that accrue prior to the date of such conveyance, and provided that any such successor shall assume and agree to perform Landlord's obligations under this Lease. Tenant shall attorn to Landlord's successors in interest where such interest is acquired by sale or transfer.

                  (c)   Estoppel Certificates.

                        (1) Within ten (10) days following any written request
            that Landlord may make from time to time (but no more often than twice in any calendar year), Tenant shall execute and deliver to Landlord, and, at Landlord's request, to any prospective purchaser and any ground or underlying lessor or mortgagee of the Building or Property, a statement certifying: (i) that Tenant has accepted the Premises (or, if Tenant has not done so, specifying the reasons therefor); (ii) the expiration date of this Lease; (iii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the dates and nature of such modifications); (iv) the date to which the Rent and other charges payable under this Lease have been paid; (v) the fact that, to the best of the Tenant's knowledge, there are no current defaults by Landlord and no defenses against the enforcement of any of Tenant's obligations under this Lease except as specified in Tenant's statement; and (vi) such other matters with respect to this Lease as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, ground or underlying lessor, purchaser or prospective purchaser of the Building or any interest therein. If Tenant fails to deliver such certificate within the time specified herein, and if Landlord's request makes statements concerning Landlord's position as to the items specified in clauses (i) through (vi) above, the truth and accuracy of Landlord's statements shall be conclusive upon Tenant.

                        (2) Within ten (10) days following any written request
            that Tenant may make from time to time (but no more often than twice in any calendar year), Landlord shall execute and deliver to Tenant, and, at Tenant's request, to any prospective assignee or sublessee of Tenant's certifying: (i) the expiration date of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the dates and nature of such modifications); (iii) the date to which the Rent and other charges payable under this Lease have been paid; (iv) the fact that, to Landlord's knowledge, there are no current defaults by Tenant and no defenses against the enforcement of any of Landlord's obligations under this Lease except as specified in Landlord's statement; and
            (v) such other matters with respect to this Lease as may be reasonably requested by Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any assignee or sublessee of Tenant.

                        (3) A party shall not be liable to the requesting party
            or third person or entity requesting or receiving a certificate hereunder on account of any information therein contained, notwithstanding the omission for any reason to disclose correct and/or relevant information, but the party providing information shall be estopped with respect to the requesting party or such third person or entity from


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
            asserting any right or obligation or utilizing any defense that contravenes or is contrary to such information.

            24.   Amendments And Waivers.

                  (a) No Amendment Except In Writing. No amendment or purported amendment hereof shall have any force or effect unless it is written and signed by the party against which enforcement is sought. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the expiration or termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this Lease.

                  (b) No Waiver By Inaction. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any term, covenant, condition, provision or agreement of this Lease shall not constitute a waiver of the default or any subsequent default of the same or different nature and shall not prevent a subsequent act, that would have originally constituted a violation, from having all of the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of a breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations attached to this Lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver is in writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent then due shall be


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
      deemed to be other than on account of the earliest item(s) of Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy available to it.

            25. Force Majeure. Each party shall be excused from performing an obligation or undertaking provided for in this Lease (other than the obligations of Tenant to pay Rent) so long as such performance is prevented or delayed, retarded or hindered by acts of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials, or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain as herein defined, requisition, laws, orders or government, or civil or military or naval authorities, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of the party prevented, retarded, or hindered thereby. In each such instance of inability to perform, the party prevented, retarded, or hindered shall exercise due diligence to eliminate the cause of such inability to perform. The inability of Landlord or Tenant to pay for goods or services or to pay its debts shall not excuse Landlord or Tenant, as the case may be, from performing its obligations under this Lease.

            26. Notices. Any bill, statement, notice, request, consent, demand, approval or other communication that may or shall be given under the terms of this Lease shall be in writing and either shall be delivered (i) by hand with receipt acknowledged, or (ii) sent by United States registered or certified mail, first class postage prepaid, return receipt requested, or (iii) sent by a nationally recognized overnight courier service, as follows:

            To Tenant:              Charles Schwab & Co., Inc.
                                    101 Montgomery Street
                                    San Francisco, California  94104
                                    Attn:  Senior Vice President
                                           Corporate Services

            With a copy of
            notices of default
            only by
            certified mail to:      Charles Schwab & Co., Inc.,
                                    P.O. Box 881566
                                    San Francisco, California 94188-1566
                                    ATTN:  Corporate Real Estate Lease
                                           Administration


                                                and

            With a copy of
            notices of default
            to:                     Corbin Silverman & Sanseverino
                                    805 Third Avenue
                                    11th Floor
                                    New York, New York 10022
                                    ATTN: Raymond A. Sanseverino, Esq.

            To Landlord:            Gerald K. Cahill
                                    Calfox, Inc.
                                    425 California Street, Ste 2300
                                    San Francisco, CA 94104

            with a copy of
            notices of default
            only to:                William R. Cahill
                                    Cahill Montgomery Corp.
                                    425 California Street, Ste 2300
                                    San Francisco, CA 94104

Notice shall be deemed given upon delivery, if delivered by hand; or upon receipt if by mail (or in the case of failure to deliver by reason of changed address of which no notice was given or a refusal to accept delivery, as of the date of such failure as indicated on the return receipt or by notice of the postal service), or one Business Day following delivery to a nationally recognized overnight courier service marked for next day delivery. Any and all notices to be given to either party shall be given to that party only by delivery or mailing to the specific individuals above designated, until further designation, and either party may, at any time change the designation or the address for notice or add one additional person to receive a copy by delivering or mailing, as aforesaid, a notice stating the changes.

            27. Occupancy Costs: Tenant's Obligation To Pay Increases After The Year 2000.

                  (a) Occupancy Cost Excess. Commencing on January 1, 2001 and for the remainder of the Term, Tenant shall pay, in equal monthly installments, Tenant's Proportionate Share of the amount by which Occupancy Costs for each Operating Year that falls (in whole or in part) during the Term (prorated for any partial calendar year at the beginning and at the end of the Term) exceed Occupancy Costs for the Base Operating Year (the "Occupancy Cost Excess"). The term "Base Operating Year" shall mean calendar year 2000. The term "Operating Year" shall mean each calendar year after the Base Operating Year.

                  (b) Occupancy Costs Defined. Occupancy Costs shall mean all reasonable and actual expenses and costs (but not costs that are separately billed to and paid by specific tenants), net of refunds and reimbursements received, of every kind and nature that Landlord shall pay or incur (including, without limitation, such reasonable and actual costs incurred by managers and agents that are reimbursed by Landlord) because of or with respect to the management, maintenance, preservation and operation of the Building and Property (as allocated in accordance with generally accepted accounting principles, consistently applied)("GAAP") except as otherwise provided in Paragraph 27.(g)(3)), including, but not limited to the following:

                        (1) Wages, salaries and reimbursable expenses and
            benefits of all on-site and off-site personnel (not above the grade of Building manager) engaged in the operation, maintenance and security of the Property, and the direct costs of training such employees; provided, however, that the amounts included in Occupancy Costs shall only be such amounts directly and fairly allocable to services rendered by the employees and personnel for the benefit of the Property (with respect to employees who perform work on other projects as well as the Property).

                        (2) All supplies, materials and rental equipment used in
            the operation and maintenance of the Building and Property, including, without limitation, temporary lobby displays and events, the cost of erecting, maintaining and dismantling art work and similar decorative displays customary in buildings comparable to the Building in the Downtown Financial District.

                        (3) Utilities, including, without limitation, water,
            power, gas, sewer, waste disposal, communication and cable T.V. facilities, heating, cooling, lighting and ventilation of the Building and Property.

                        (4) All payments under maintenance, janitorial and
            service agreements for the Building and Property and the equipment therein, including, but not limited to, alarm service, window cleaning, elevator maintenance, and maintenance and repair of sidewalks, landscaping, Building exterior and service areas.

                        (5) A management fee equal to two and one quarter
            percent (2.25%) of all Rent and other rental income (excluding such management fee) derived from the Property; provided, however, that the management fee shall be increased to three percent (3%) from and after the effective date of partial termination of this Lease resulting from exercise by Tenant of any option pursuant to Paragraph 2.(b), hereof.

                        (6) Legal fees and costs, and fees for accounting
            services for the management and operation of the Building and Property, including, but not limited to, the costs of audits by certified public accountants of Occupancy Cost records.

                        (7) All insurance premiums and related costs incurred to
            obtain the insurance Landlord is required or allowed to carry under this Lease, including but not limited to the premiums and cost of fire, boiler and machinery, casualty, liability, rental abatement and earthquake insurance applicable to the Building and Property and Landlord's personal property used in connection therewith (and all "deductible" amounts paid due to loss, up to the amount permitted under Paragraph 12.(f) to be carried as a deductible and except as otherwise provided below with respect to earthquake insurance). Should Landlord incur any loss or cost of repair caused by earthquake damage that is not covered by earthquake insurance or is part of the deductible amount of earthquake insurance, such loss or cost of repair shall not be included in Occupancy Cost. In the case where the cost of insurance coverage that is permitted to be included under this Paragraph 27 is carried by Landlord in an Operating Year, but not during the Base Year, the cost of such insurance coverage shall be added to the Occupancy Costs for the Base Year for the purpose of calculating Occupancy Cost Excess for that Operating Year. In the case where the cost of insurance coverage that is permitted to be included under this Paragraph 27 is carried by Landlord in the Base Year, but not during an Operating Year, the cost of such insurance coverage shall be deducted from the Occupancy Costs for the Base Year for the purpose of calculating Occupancy Cost Excess for that Operating Year. In the case where the insurance coverage in any Operating Year that is permitted to be included under this Paragraph 27 is not reasonably consistent (as to the risks covered or the amount of coverage) with the insurance coverage carried by Landlord in the Base Year, the cost of such insurance for the Base Year shall be adjusted to reflect the cost which Landlord would have incurred had such coverage been reasonably consistent.

                        (8) Repairs, replacements, general maintenance and
            security costs (to the extent of
            security service provided by Landlord) incurred by Landlord in providing Basic Services.

                        (9) The cost incurred by Landlord to maintain and
            operate the loading and delivery area.

                        (10) Amortization (together with reasonable financing
            charges) of capital improvements made to the Property after the Commencement Date to the extent permitted by Paragraph 27.(g). Notwithstanding the foregoing, however, Landlord may treat as expenses (chargeable in the year incurred) and not as capital costs items that would otherwise be categorized as capital costs but that are, in the aggregate, less than two percent (2%) of Estimated Occupancy Costs for the year in question, subject to the limitations contained in Paragraph 27.(g)(3).

                  (c) Occupancy Cost Exclusions. Notwithstanding anything to the contrary contained in Paragraph 27.(b), Occupancy Costs shall not include (or have deducted from them, as the case may be), expenses for: (i) depreciation and amortization of the Building; (ii) the cost of the design, construction, renovation, redecorating or other preparation of tenant improvements for Tenant or other tenants or prospective tenants of the Building (including design fees for space planning and all third party fees and charges, permit, license and inspection fees) and allowances therefor; (iii) real estate brokerage and leasing commissions and fees;
      (iv) advertising and promotional expenses; (v) expenditures that would be required to be treated as capital improvements and replacements under GAAP except to the extent otherwise specifically provided in Paragraph 27.(g); (vi) wages, salaries, reimbursable expenses, benefits and other compensation of (1) any personnel above the grade of Building manager, and (2) Landlord's general overhead expenses not related to the Building and any management fees in excess of the amounts expressly permitted hereunder; (vii) legal, accounting or other professional fees incurred in connection with negotiating, preparing or enforcing leases or lease terms, amendments of leases, terminations of leases or extensions of leases, proceedings against any tenant (including Tenant) relating to the collection of rent or other sums due to Landlord from such tenant or any other disputes with any tenant (including Tenant), legal costs incurred in connection with the development, construction, alteration or improvement of the Building or the Property, or legal, auditing, accounting or other professional fees not allocated to the operation or management of the Property; (viii) any rental under any ground or underlying lease; (ix) interest, including interest on debt, debt service or amortization payments on any mortgage encumbering the Building or the Property and any financing and refinancing costs with respect thereto; (x) repairs or improvements paid for from the proceeds of insurance, or paid for directly by Tenant, any other tenants of the Building or any third party, or repairs or improvements made for the benefit solely of tenants of the Building other than Tenant; (xi) the cost of any utilities (including, without limitation, water, electricity, power, gas, sewer, waste disposal, communication and cable T.V. facilities, heating, cooling, lighting and ventilation) for which Landlord is entitled to be reimbursed by Tenant pursuant to Paragraph 15 of this Lease or by any other tenant; (xii) any expense for which Landlord is entitled to be reimbursed by any tenant (including Tenant) as an additional charge in excess of Base Rent and such tenant's pro rata share of Occupancy Costs, or by any third party; (xiii) any fee payable to any operator of the garage facilities located in the Building; (xiv) any loss and the costs of repairs or replacements incurred by reason of fire or other casualty or cause covered or required by this Lease to be covered by casualty or other insurance (with the exception of deductible payments that shall be so included in Occupancy Costs to the extent permitted to be so included in this Lease) or by the exercise of the right of eminent domain; (xv) overhead and profit increment paid to Affiliates of Landlord for services on or to the Building or the Property or for supplies or other materials, to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by an Affiliate of Landlord, unless the cost of the supplies, materials or services were approved by Tenant in a particular instance; (xvi) costs incurred to test, survey, clean up, contain, encapsulate, abate, remove, dispose of, or otherwise remedy hazardous wastes or asbestos-containing materials on, in, at, under or from the Building or the Property; (xvii) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Occupancy Costs; (xviii) Tax Costs; (xix) Landlord's income taxes and franchise, gains or estate taxes imposed upon the income of Landlord; (xx) real estate association dues, unless specifically approved by Tenant in a particular instance; (xxi) costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Building or the Property including, without limitation, survey, legal fees and disbursements, transfer stamps and appraisals, engineering and inspection reports associated with the contemplated sale; (xxii) costs incurred with respect to any specialty use in the Building that is operated by Landlord and is not available for use by Tenant or its employees; (xxiii) payment of damages, attorneys' fees and any other amounts to any person seeking recovery for negligence or other torts (including any tort claims relating to asbestos); (xxiv) the cost of any repairs, alterations, additions, improvements or replacements made to rectify, remedy or correct any structural or other defect in the original design, construction materials, installations or workmanship of the Property as of the time of such construction or installation; (xxv) damages and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (xxvi) costs incurred due to violations by Landlord, or by any tenant (including Tenant) in the Building, of the terms and conditions of any lease, and penalties or interest for late payment of any obligation of Landlord (unless such penalties or interest result from Tenant's late payment of Rent); (xxvii) Landlord's general corporate overhead, including without limitation, the cost of Landlord's general corporate accounting and the cost of preparation of Landlord's income tax or information returns; (xxviii) any tenant improvement allowance given to any tenant (including Tenant) whether given by contribution or credit against Rent or otherwise, and any abatements or credits to Base Rent or Additional Rent, including the Initial Abatement and the Refurbishment Abatement; (xxix) the costs incurred in performing work or furnishing services for any tenant (including Tenant) in the


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      Building, whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant; (xxx) any rental concessions to, or lease buy-outs of, Tenant or any other tenant in the Building;
      (xxxi) any costs expressly to be excluded as Occupancy Costs under any other provision of this Lease; (xxxii) that portion of any insurance premiums for insurance with respect to which Landlord does not maintain at least the minimum deductible required to be maintained under this Lease; (xxxiii) if Tenant is the sole tenant in the Building, the cost of any temporary works of art and any other lobby or common area decoration; (xxxiv) the costs of any commercial concessions operated by Landlord;
      (xxxv) the costs of providing 4705 KWH per month representing unsubmetered electrical power provided as a Basic Service to the 29th floor, basement and roof premises (said cost to be adjusted from time to time to reflect actual power consumption in such space); (xxxvi) the cost of permanent works of art; and (xxxvii) any loss due to uninsured casualty except for losses that fall within the deductible provisions of such insurance to the extent permitted in this Lease.

                        Occupancy Costs shall be net only and for that purpose shall be deemed reduced by the amount of all reimbursements, recoupments, payments, discounts, credits, reductions, allowances or the like actually received by Landlord in connection with Occupancy Costs; provided, however, that Landlord may include in Occupancy Costs the reasonable and actual costs and expenses, if any, incurred by Landlord in obtaining such reimbursements, recoupments, payments, discounts, credits, reductions, allowances or the like.

                  (d) Building Occupancy Adjustment. Notwithstanding any other provision herein to the contrary, if the Building is less than ninety-five percent (95%) occupied on a time-weighted average during any calendar year of the Term (including the Base Operating Year), an adjustment shall be made in computing Occupancy Costs for such calendar year (including the Base Operating Year) so that Occupancy Costs shall be adjusted to the amount that would normally be expected to be incurred had the Building


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
      been ninety-five percent (95%) occupied on a time-weighted average throughout such calendar year, without adjustment for any vacancy or reduction caused by or attributable to alteration work being performed by Tenant.

                  (e) Payment Of Estimated Occupancy Cost Excess. Prior to December 1 of each calendar year during the Term commencing on December 1, 2000, Landlord shall deliver to Tenant a reasonable written estimate of the amount (if any) by which the Occupancy Costs for the following year will exceed the Occupancy Costs for the year Base Operating Year, (the "Estimated Occupancy Cost Excess") as adjusted pursuant to Paragraph 27.(d). Such computation shall be broken down into reasonable detail as shown on the chart of accounts attached hereto as Exhibit L and shall state the assumptions and facts upon which the computation was based. Landlord's failure to provide such notice shall not constitute a waiver of the right to require Tenant to pay any Estimated Occupancy Cost Excess as provided herein. As Additional Rent payable hereunder, Tenant shall pay with each monthly installment of Base Rent one-twelfth (1/12th) of Tenant's Proportionate Share of the Estimated Occupancy Cost Excess for that year (prorated for any partial calendar year at the beginning and at the end of the Term). "Tenant's Proportionate Share" shall mean the ratio of the square footage of rentable area contained in the Premises at the time of the calculation (excluding all Non-Occupancy Space) to the total square footage of rentable area in the Building (excluding all Non-Occupancy Space). As of the date of this Lease, Tenant's Proportionate Share is ninety-nine and fifty-nine one hundredths percent (99.59%). If the rentable area contained in the Premises changes, Tenant's Proportionate Share shall be proportionately adjusted, provided, however, that as to the calendar year in which such change occurs, Tenant's Proportionate Share shall be determined on the basis of the number of days during such calendar year during which each percentage is in effect.

                  (f) Computation Of Actual Operating Cost Excess: Adjustment For Variation Between Estimated And Actual Occupancy Costs. Within one hundred eighty (180) days after the end of each calendar year (or portion thereof) for which Tenant is required to pay the Estimated Occupancy Cost Excess, Landlord shall compute the actual Occupancy Cost


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
      Excess for the prior calendar year and shall give notice thereof (the "Occupancy Cost Statement") to Tenant. Landlord's failure to give the Occupancy Cost Statement within one hundred eighty (180) days after the end of any calendar year shall not release either party from the obligation to make the adjustment provided for in this Paragraph 27.(f), except as otherwise provided in Paragraph 27.(i). Landlord shall prepare its Occupancy Cost Statement in accordance with GAAP, broken down into the categories shown on Exhibit L. Each Occupancy Cost Statement shall contain the following statement and be executed by the person in charge of Landlord's real estate accounting function and an executive officer or partner of Landlord and acknowledged: "This Occupancy Cost Statement is correct and fairly states the Occupancy Costs for the years shown and was prepared in accordance with the terms of the Lease between Landlord and Tenant." Within thirty (30) days after receipt of such notice, Tenant shall pay any deficiency in Tenant's Proportionate Share of the actual Occupancy Cost Excess from the Estimated Occupancy Cost Excess for the prior calendar year (prorated for any partial calendar year at the beginning and at the end of the Term). If Tenant has made an overpayment, Landlord shall refund the amount of the overpayment to Tenant within thirty (30) days thereafter. Any adjustment required of Landlord or Tenant that exceeds two percent (2%) of the Estimated Occupancy Costs for the year in question shall bear interest at the Interest Rate from the date of the Occupancy Cost Statement until the date of payment.

                  (g)   Capital Improvements.

                        (1) If, after the Commencement Date of this Lease,
            Landlord makes any capital expenditure or purchases any item of capital equipment that is installed in the Building (i) to comply with Requirements enacted and effective after the Commencement Date, or (ii) for the purpose of reducing or minimizing the increases in expenses that would otherwise be included in Occupancy Costs, then the costs of such capital equipment or capital expenditure shall be included in Occupancy Costs for the Operating

            Year in which the costs are incurred and every subsequent Operating Year, amortized on a straight-line basis over the useful life (as determined in accordance with GAAP), with interest at the rate of eight percent (8%) per annum, (except that Landlord may charge as current Occupancy Costs capital costs within the limits specified in the second sentence of Paragraph 27.(b)(10)). If Landlord leases any item of capital equipment to bring about savings or reductions in expenses that would otherwise be included in Occupancy Costs, then the rentals and other costs paid with respect to such leasing shall be included in Occupancy Costs for the Operating Years in which such rentals and costs are incurred.

                        (2) The maximum amount that may be included in Occupancy
            Costs in any Operating Year for any capital equipment or capital expenditure incurred to bring about savings in Occupancy Costs shall be the amount of savings in Occupancy Costs realized by the installation of such capital equipment or capital expenditure, either in direct reductions or by minimizing cost increases.

                        (3) Notwithstanding any other provision of this Lease
            (but subject to the aggregate limitation contained in Paragraph 27) items of repair and/or replacement that do not exceed Forty Thousand Dollars ($40,000) in cost per item during the initial Term and Sixty Thousand Dollars ($60,000) in cost per item after commencement of any Extended Term shall be treated as an expense, with the cost thereof included in Occupancy Cost in the year when the cost is incurred, whether or not GAAP or other accounting reference might otherwise require that some or all of such costs be considered "capital" in nature.

                  (h) Tenant's Audit Rights. Tenant and its representatives shall have the right, upon reasonable notice to Landlord, given within two
      (2) years after Tenant's receipt of an Occupancy Cost Statement, to examine Landlord's books and records pertaining to the Occupancy Costs reflected in such Statement (and to make copies


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
      thereof as required) at the Landlord's management office in San Francisco, California. In addition, Tenant shall have the right to examine in the same manner Landlord's books and records with respect to the Base Year by written notice given within two (2) years after Tenant's receipt of the Occupancy Cost Statement for the first Operating Year after the Base Year. Any such examination shall be conducted during Normal Business Hours and at Tenant's sole cost and expense, except as otherwise provided herein. In making such examination, Tenant shall (and shall cause its representatives and employees conducting the examination to agree in writing to) keep confidential any and all information contained in such books and records, save and except that Tenant may disclose such information (i) to a trier of fact if any dispute between Landlord and Tenant pertaining to the Statement in question cannot be resolved by agreement between the parties; provided, however, that Tenant shall not oppose such protective or other orders in the proceeding as may be reasonably required to preserve the confidentiality of such information, (ii) as may be required by law, and
      (iii) to Tenant's executives, agents and representatives. Landlord shall maintain all of its books and records pertaining to Occupancy Costs reasonably necessary for Tenant to substantiate Landlord's Occupancy Costs Statements and all Additional Rent paid by Tenant pursuant to this Lease, for each calendar year of the Term or portion thereof, for a period of three (3) years following the end of each such year. Landlord shall maintain such records on a current basis, in a manner consistent with the provisions of this Lease. Any investigation of Occupancy Costs conducted by Tenant shall be conducted for it by its employees or by any reputable accounting firm or a person having a certificate in facilities management under a compensation arrangement that does not provide for contingent payments based upon the amount of savings that the audit procures. If Tenant does not give notice of intent to examine or dispute Occupancy Costs within such two (2) year period, then the Statement as furnished by Landlord shall be conclusive and binding upon Tenant. Tenant shall provide to Landlord a true and correct copy of the audit report prepared by Tenant's accountant with respect to each such examination of an Occupancy Cost Statement. If Tenant's examination establishes that either


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
      party owes an adjustment based upon an overstatement or understatement of Occupancy Costs, such adjustment shall be made by payment within thirty
      (30) days after completion of the audit report. If it is established that an Occupancy Cost Statement overstated Occupancy Costs by three percent (3%) or more, then Landlord shall reimburse Tenant for the reasonable cost of such audit.

                  (i) Failure to Deliver Statements. Notwithstanding anything to the contrary contained herein, if Landlord shall have failed to render an Occupancy Cost Statement with respect to any Operating Year within one year after the end of such calendar year, Tenant shall not be obligated to make any payment shown to be due with respect to such calendar year on any Occupancy Cost Statement thereafter delivered.

                  (j) Single Recovery. Landlord shall not collect as Occupancy Costs an amount that would reimburse Landlord for a sum in excess of 100% of Occupancy Costs in any calendar year and Landlord shall not recover any Occupancy Costs more than once.

                  (k) Tenant's Janitorial Service. If Tenant elects to provide its own janitorial service, the provisions of Paragraph 15.(h)(4) shall apply with respect to that service.

            28.   Tenant's Payment Of Increases In "Tax Costs."

                  (a) Payment Obligation. Commencing on January 1, 2001, and for the remainder of the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of the amount (the "Excess Tax Costs") by which the "Tax Costs" (as hereinafter defined) for each Tax Year that falls (in whole or in part) during the Term (prorated for any partial calendar year at the beginning and at the end of the Term) exceed Tax Costs for the Base Tax Year (the "Base Tax Costs"). "Base Tax Year" shall mean the calendar year 2000. The term "Tax Year" shall mean each calendar year after the Base Tax Year. Tax Costs for the Base Tax Year shall be determined as follows:


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
                        (1) Items Of Tax Costs Based Upon Assessment Roll. All
            items of Tax Costs that are determined by multiplying a tax rate times the assessed valuation of the Building, Property, any part thereof or interest therein shall be determined by multiplying the tax rate for the year 2000 times an assessed valuation equal to the assessed valuation of the Building, Property or part or interest in question for the assessment date of March 1, 1995, escalated at the rate of two percent (2%) per year until the year 2000; and

                        (2) Items Of Tax Costs Not Based Upon Assessment Roll.
            All other items of Tax Costs for the Base Tax Year shall be the actual amounts that become due (and must be paid to avoid penalty) during said year as appropriately prorated.

                  (b) "Tax Costs" Defined. "Tax Costs" shall mean all real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, gross receipts taxes, assessments, charges, fees and levies, annual or periodic license or use fees, including, but not limited to, all of the following: (i) all real estate taxes and assessments, and all other taxes relating to, or levied, assessed or imposed on, the Building or Property, or any portion thereof, or interest therein; (ii) all taxes, assessments, charges, levies, fees, excises or penalties, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied upon, measured by or attributable to Landlord's equipment, furniture, fixtures and other property located in and used in connection with the Building or Property, or levied upon, measured by or attributable to the cost or value of any of the foregoing, or attributable to Landlord's equipment and fixtures located in, on and used in connection with the Property or levied upon, measured by or reasonably attributable to the cost or value of any of the foregoing; (iii) all other taxes, assessments, charges, levies, fees, or penalties, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied, assessed, charged or collected


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
      by any governmental authority or other entity either directly or indirectly (A) for public improvements, user, maintenance or development fees, transit, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (B) upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of, or business operations in, the Building or Property, (C) upon, against or measured by the area of the Building or Property, or uses made thereof, or leases made to tenants thereof, or all or any part of the rents collected or collectible from tenants thereof, and (D) for environmental matters or as a result of the imposition of mitigation measures, including parking taxes, employer parking regulations, or fees, charges or assessments as a result of the treatment of the Building or Property, or any portion thereof or interest therein, as a source of pollution or storm water runoff; and (iv) any tax or excise, however described, imposed in substitution partially or totally for any or all of the foregoing taxes, assessments, charges or fees. If by law any item constituting Tax Costs may be paid in installments at the option of the taxpayer, then Landlord shall include within Tax Costs only those installments (including interest, if any) that would become due by exercise of such option. Tax Costs shall not include (i) franchise, transfer, capital stock, inheritance or estate taxes imposed upon or assessed against the Property, or any part thereof or interest therein, or
      (ii) taxes computed upon the basis of the net income derived from the Building or Property by Landlord or the owner of any interest therein,
      (iii) any tax on Tenant's personal property or similar taxes paid by other tenants on their personal property or other such taxes (under similar provisions in their leases or otherwise), (iv) any penalties, fines, interest or charges attributable to the late payment of any Tax Costs by Landlord (unless caused by Tenant's failure to make any payment required hereunder), and (v) real estate taxes attributable to any improvements the cost of which is not includible in Occupancy Costs under this Lease in whole or in part.

                  (c) Payment. Tenant shall pay any Excess Tax Costs for any Tax Year of the Term after January 1, 2001 within thirty (30) days after receipt of an invoice therefor from Landlord submitted together with tax bills supporting Landlord's computation of the amount due. Tenant's obligation for such payment shall be in addition to its obligation for payment of Occupancy Costs as provided in Paragraph 27.

                  (d)   Tax Reduction Proceedings.

                        (1) Prior to the date that is thirty (30) days prior to
            the last day of each year when the assessed valuation of the Property or any other item of Tax Costs may be contested by the appropriate administrative or legal proceedings, Landlord shall notify Tenant whether Landlord will contest the assessed valuation of the Property or any other item of Tax Costs. If Landlord shall have notified Tenant that Landlord will contest the same, Landlord shall do so. If Landlord shall have notified Tenant that Landlord will not contest the assessed valuation or other items of Tax Costs, or if Landlord shall have failed to notify Tenant of Landlord's intentions with respect to any such contest, then upon written notice to Landlord, and provided that Tenant then leases not less than sixty percent (60%) of the rentable square feet in the Building, Tenant shall have the right to require that Landlord contest the amount or validity of the assessed valuation and/or items of Tax Costs designated in Tenant's notice. Landlord shall diligently prosecute any such contest as requested by Tenant. Any such proceeding shall be undertaken by counsel or other professional consultant selected by Landlord and reasonably approved by Tenant; and Tenant shall cooperate with Landlord in connection with such proceedings. Landlord agrees that it will promptly upon receipt (but in no event later than ten (10) days after receipt) furnish Tenant with copies of all tax bills and other relevant notices and supporting documentation so that Tenant can determine whether it desires to have Landlord undertake a contest that Landlord has not otherwise determined to undertake.

                        (2) If Landlord shall have contested the


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
            amount or validity of any Tax Costs and shall not have obtained a determination in Landlord's favor or shall have obtained one not reasonably satisfactory to Tenant, Landlord shall appeal from such determination (if same shall be appealable) or give Tenant the right to appeal from such determination, at no cost to Landlord, unless Landlord shall, at the commencement of such contest or proceeding and continuously during such contest or proceeding, have given Tenant the opportunity to participate in decisions regarding the contest or proceeding and Tenant shall have rejected such opportunity. Landlord shall cooperate with Tenant (at no cost to Landlord) in prosecuting any appeal and shall furnish to Tenant copies of tax bills and other documentation, all as provided in the immediately preceding subparagraph. Landlord and Tenant shall notify the other of the determination of any administrative or legal proceeding instituted by Landlord or Tenant, as the case may be, contesting the amount or validity of Tax Costs within five (5) Business Days after such determination and whether it will appeal.

                        (3) Neither Landlord nor Tenant shall, without the prior
            approval of the other, which approval shall not be unreasonably withheld or delayed, enter into, or agree to any settlement, compromise or disposition of any contest, or discontinue or withdraw from any contest, or accept any refund, adjustment or credit with respect to any Tax Costs that either Landlord or Tenant shall have contested; provided, however, that for Tenant to have the benefit of this provision, Tenant must have a representative present at all assessment and appeal hearings to participate in settlement or compromise discussions as appropriate, reasonable notice of which shall have been given by Landlord to Tenant.

                        (4) If the Tax Costs for a Tax Year for which Tenant
            shall have paid Tenant's Proportionate Share of Excess Tax Costs pursuant to this Paragraph shall be reduced, whether as the result of protest of any tentative assessment, or by means of agreement, or as the result of legal proceedings or otherwise, Tenant's Proportionate Share of Excess Tax Costs becoming due in said Tax Year pursuant to this Paragraph shall be determined on the basis of said reduced Tax Costs. If Tenant shall have paid Tenant's Proportionate Share of Excess Tax Costs for such year prior to any said reduction, Landlord shall refund to Tenant any excess amount thus paid as reflected by said reduced Tax Costs, less Tenant's Proportionate Share of any cost, expense or fees (including experts' and attorneys' fees) incurred by Landlord in obtaining said reduction in Tax Costs, provided that the same shall be customarily acceptable costs, expenses and fees for buildings comparable to the Building in the Downtown Financial District. If said reduction in Tax Costs shall occur prior to Tenant's payment of Tenant's Proportionate Share of Excess Tax Costs for such Tax Year, Tenant shall pay Tenant's Proportionate Share of any cost, expenses or fees (including experts' and attorneys' fees) incurred by Landlord in obtaining said Tax reduction, provided that the same shall be customarily acceptable costs, expenses and fees for buildings comparable to the Building in the Downtown Financial District.

                        (5) If Tax Costs shall be reduced by reason of
            appropriate administrative or legal proceedings instituted by Tenant after payment by Tenant of Tenant's Proportionate Share of Excess Tax Costs that included Tax Costs for the applicable Tax Year, all costs, expenses and fees (including experts' and attorneys' fees) incurred by Tenant in obtaining said adjustment in Tax Costs, (provided, however, that the same shall be customarily acceptable costs, expenses and fees for buildings comparable to the Building in the Downtown Financial District) shall first be deducted from the amount of any refund and paid to

            Tenant as reimbursement for such costs and Tenant shall receive Tenant's Proportionate Share of such refund and the balance shall be paid to Landlord. If Tax Costs or the assessed valuation of the Property shall be reduced as a result of appropriate administrative or legal proceedings instituted by Tenant prior to the payment of Tenant's Proportionate Share of Excess Tax Costs that include Taxes for the applicable year, Landlord shall pay to Tenant all costs, expenses and fees (including experts' and attorneys' fees) incurred by Tenant in obtaining said reduction in Tax Costs (provided, however, that the same shall be customarily acceptable costs, expenses and fees for buildings comparable to the Building in the Downtown Financial District) less Tenant's Proportionate Share of such costs.

                  (e) Proposition 13. Notwithstanding any provision contained in this Lease to the contrary, if the assessed valuation of the Property (or any portion thereof) is increased for real estate tax purposes (under Proposition 13 or otherwise) by reason of a conveyance or other "change in ownership" (as defined in California Revenue and Taxation Code) of the Property (or any portion thereof), then only the following percentages of the increase in such assessed valuation of the Property (or any portion thereof) attributable to such conveyance or change in ownership shall be included in the computation of Tax Costs:

                        (1) No portion of the increase in Tax Costs attributable
                  to such conveyance or change in ownership shall be included in Tax Costs during the period commencing on the Commencement Date and ending on August 4, 2003.

                        (2) Only 33.33% of the increase in Tax Costs
                  attributable to such conveyance or change in ownership shall be included in Tax Costs during the period commencing on August 5, 2003 and ending on December 5, 2006.

                        (3) Only 66.67% of the increase in Tax Costs
                  attributable to such conveyance or change in ownership shall be included in Tax Costs during the period commencing on December 6, 2006 and ending on March 31, 2010.

            Landlord shall make a reasonable determination of the portion of any increase in the assessed valuation of the Property (or any portion thereof) that is attributable to such conveyance or change in ownership. Tenant may dispute such determination within one hundred eighty (180) days after Landlord shall notify Tenant of such determination.

                  (f) Failure to Deliver Statements. Notwithstanding anything to the contrary contained in this Paragraph 28, if Landlord shall have failed to render an invoice (together with a tax bill supporting Landlord's computation of the amount due where the computation is based upon a tax bill or bills rendered to Landlord) with respect to any Tax Year within one (1) year after the end of such Tax Year, Tenant shall not be obligated to make any payment shown to be due with respect to such Tax Year on any invoice thereafter delivered.

            29. Nuisance: Odor And Noise. Tenant may place anywhere in the Premises such coffee and vending machines and other food and beverage dispensing equipment as normally are used in offices. Subject to the provisions of Paragraph 6, Tenant may install a lunch room or cafeteria and recreational facilities on any floor of the Premises other than the ground floor. Tenant shall conduct its operation of all food and beverage equipment and facilities and all recreational facilities on the Premises in such manner as not unreasonably to interfere with the conduct of the business of any other tenants of the Building and shall not permit any noxious odors or vapors or any disturbing noises to be emitted from the Premises.

            30.   Definition And Determination Of "Fair Market Rent."

                  (a) Definition. "Fair Market Rent" shall mean the rental rate being charged for comparable space in buildings comparable to the Building in the Downtown Financial District between a knowledgeable landlord and tenant, dealing at arms' length, with neither being under compulsion to consummate a lease, taking into consideration: location in the Building, tenant improvements, allowances or lease concessions provided or to be provided, rental abatements, lease takeovers/assumptions, moving expenses and other forms of rental concessions, proposed term of lease, extent of service provided or to be provided, the ownership of the comparable space and of the Building, the size, quality and financial strength of Tenant and the tenant in the comparable space, the time the particular rate under consideration became or is to become effective considering the market condition and any other relevant terms or conditions; provided, however, that payment or non-payment of real estate brokerage commissions shall not be taken into account. The other provisions of this Lease to the contrary notwithstanding, in no event shall Fair Market Rent be less than the total of Base Rent and Occupancy Cost Excess payable during the last year of the Term in the case of the First Extended Term, or the last year of the preceding Extended Term in the case of the Second and Third Extended Terms.

                  (b) Matters to be Arbitrated. Any dispute between the parties concerning Fair Market Rent shall be determined by arbitration in accordance with the procedures specified in this Paragraph 30.(b), if Tenant elects to determine Fair Market Rent by arbitration in accordance with Paragraph 2.(c)(3). Any such arbitration shall be final and binding between the parties as to the matters at issue, and the order of the arbitrator may be enforced in the manner provided for enforcement of a judgment of a court of law pursuant to the applicable provisions of the California Code of Civil Procedure.

                        (1) Claim and Demand. If Tenant elects to have an
            arbitrator determine Fair Market Rent pursuant to the provisions of Paragraph 2.(c)(3), Landlord's statement of its proposed Base Rent shall constitute its claim (the "Claim").

                        (2) Obligation to Meet and Confer. Landlord and Tenant
            shall meet and confer in an attempt to resolve their differences. If they are unable to reach a resolution within sixty (60) days after the date of the Claim, then within ten (10) days thereafter, Landlord shall either (i) restate its Claim, (ii) amend the Claim, or (iii) withdraw the Claim, in each case presented together with the evidence upon which Landlord relies. Failure on the part of Landlord to withdraw or amend the Claim in writing shall constitute a restatement thereof.

                        (3) Response to Claim. If the Claim is not withdrawn
            within the ten (10) day period provided for in Paragraph 30.(b)(2) above, Tenant shall, within fifteen (15) days after expiration of the ten (10) day period provided for in Paragraph 30.(b)(2) above, prepare a response to the Claim (the "Response") stating specifically Tenant's determination of Fair Market Rent, together with the evidence upon which Tenant relies for its determination.

                        (4) Submission to Arbitrator. The arbitrator shall be
            appointed by mutual agreement of the parties involved in the dispute. The arbitrator shall be a person who holds the senior professional designation awarded by one of the following professional groups: the American Institute of Real Estate Appraisers, the Society of Real Estate Appraisers, the American Society of Real Estate Counselors, the Institute of Real Estate Management, or the then pre-eminent real estate appraisal, counseling, or management professional organization. In addition, the appraiser-arbitrator shall have at least five (5) years of current experience in the appraisal of office buildings and office building space in the Downtown Financial District, negotiating leases in office buildings, the appraisal of market rental value in office buildings, or the performance of office building market rental surveys. If the parties are unable to agree upon such a person within thirty (30) days after Landlord's receipt of Tenant's Response, then either party shall have the right to apply to the Presiding Judge of the Superior Court of the City and County of San Francisco, acting in his or her private, non-judicial capacity, to make the appointment. The appointment made by such Judge shall be final and binding upon the parties. The matter in dispute shall be submitted to the arbitrator on the basis of the issues as framed by the Claim (as the same may have been amended pursuant to Paragraph 30.(b)(2) above) and the Response. The arbitration proceeding shall be conducted in accordance with standard commercial arbitration rules or any other procedures to which the parties may agree with the arbitrator (except that the arbitrator shall be bound by the rules of law, and the attorney/client and work product privileges shall apply) and shall take place in San Francisco, California.

                        (5) Decision of Arbitrator. As soon as convenient after
            appointment, the arbitrator shall meet with Landlord and Tenant to hear evidence and argument on the Claim and Response. The arbitrator shall not be bound by the rules of evidence in the conduct of such proceeding, although the arbitrator shall take account of said rules in considering the weight of the evidence. In making a decision, the sole function of the arbitrator shall be to determine whether (i) the Claim, or (ii) the Response most closely approximates the arbitrator's opinion of Fair Market Rent as herein defined. Unless the arbitrator's opinion as to Fair Market Rent is closer to the statement of Fair Market Rent contained in the Response, then Fair Market Rent for purposes hereof shall be that stated in the Claim. If the arbitrator's opinion as to Fair Market Rent is closer to the statement of Fair Market Rent contained in the Response, then Fair Market Rent for purposes hereof shall be that stated in the Response. The arbitrator shall have no right to (i) fashion an independent determination of Fair Market Rent, split the difference between the parties, nor (iii) amend the terms of this Lease.

                        (6) Costs. Each party shall pay one-half (1/2) of the
            fees and costs of the arbitrator and all of its own costs and attorneys' fees in connection with the arbitration; provided, however, that at the end of the arbitration proceeding, the arbitrator shall award costs properly incurred to the prevailing party but not the costs and attorneys' fees of the other party.

                        (7) Determination After Commencement Of Extended Term.
            If a final determination of Fair Market Rent is not arrived at until after the applicable Extended Term shall have commenced, Tenant shall pay the Base Rent plus Additional Rent per rentable square foot of the Premises applicable at the end of the preceding Term monthly until such final determination is made. Within thirty (30) days after such final determination is made, Tenant shall pay to Landlord, retroactively for the period from the commencement of the applicable lease period until the date of such determination, the excess Rent payable pursuant to such determination over the Rent actually paid by Tenant to Landlord in said period together with interest at the Interest Rate.

            31.   Captions.    Captions and marginal notes are inserted only
as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor do they in any way affect this Lease.

            32. Brokerage. Tenant represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this Lease other than Colliers Damner Pike of San Francisco, California, ("Broker"); and Tenant shall indemnify and hold Landlord harmless of and from any damages and costs Landlord may suffer by reason of the claims of persons other than Broker who purport to have dealt with Tenant. Landlord represents that it has dealt with no person, firm or entity other than Broker as Tenant's representative in the procurement and negotiation of this Lease and has not entered into any listing agreement with any real estate broker, finder or other person with respect to this Lease other than Broker. Landlord shall pay any commissions or fees that are payable to Broker with respect to this Lease in accordance with the provisions of a separate commission agreement. Landlord shall indemnify, defend and hold Tenant harmless from all claims, actions, suits, liability, damages, and demands of any kind resulting from any entity's purported dealings as a broker or finder in connection with this Lease with or on behalf of Landlord; provided, however, that Landlord's indemnity shall not extend to claims based upon purported contacts between the claimant and Tenant that are not consistent with Tenant's representation in the first sentence of this Paragraph 32.

            33. Successors And Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant their successors and assigns, subject to the limitations contained in this Lease.

            34.   Miscellaneous.

                  (a) Competing Uses. Other tenants in the Building shall not include stock or securities brokerages, banks, or other direct competitors of Tenant.

                  (b) Building Name. Provided that Tenant has not exercised its option to terminate this Lease as to a portion of the Premises pursuant to Paragraph 2.(b) comprising more than ten (10) floors hereof, the name of the Building shall be "The Charles Schwab Building," and letters spelling said name currently existing over the main entrance doors of the Building , both at the curbside face and immediately above the doors, shall be maintained by Tenant at Tenant's expense. Any change in the type, style, size, shape, location and color of said letters and the marquee referred to in the next sentence shall be subject to the reasonable approval of Landlord. At Tenant's cost, Landlord has placed and constructed a stock quotation marquee at the southeast corner of the ground floor of the Premises. The marquee displays the Charles Schwab & Co. name. Any change in the type, style and color of said marquee shall be subject to the prior approval of Tenant which shall not be unreasonably withheld or delayed. Said letters and marquee shall be maintained in good order and repair by Tenant at its expense. Landlord has also provided stock quotation readout devices in those elevators servicing the Premises. Tenant shall pay for any change in or addition to such signs. Subject to Landlord's prior written approval (which shall not be unreasonably withheld or delayed), Tenant may install a sign of reasonable size and in an appropriate location designating its parcel pick-up and delivery station. At its expense, Tenant shall have the right from time to time to replace said signs if it so elects, in conformity with applicable laws and ordinances, and subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed.

                  (c) Litigation Indemnity. If either party becomes a party to any litigation concerning this Lease or the Premises by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees and court costs incurred by it in the litigation; provided, however, that in any litigation between the parties to this Lease, each shall bear its own costs and attorneys' fees.

                  (d)   Construction.     The language in this Lease shall be
      construed according to its normal and usual meaning, not strictly for or against either Landlord or Tenant.

                  (e) Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained.

                  (f) Name Change. If the name of either party or any successor or assign shall be changed during the Term, such party shall promptly provide the other with written notice thereof, accompanied by a certified copy of the document effecting such change of name.

                  (g) Time Of Essence. Time is of the essence of each and every provision of this Lease.

                  (h) No Partnership. Nothing herein contained shall be deemed to make Landlord and Tenant partners or joint venturers or to create a relation of principal and agent between them, nor shall either Landlord or Tenant hold itself out as joint venturer, partner, or agent of the other contrary to the terms of this Lease by advertising or otherwise. Neither party shall be bound by any representation, act, or omissions whatsoever of the other made contrary to the provisions of this Lease.

                  (i) Governing Law. This Lease shall be construed and enforced in accordance with the law of the State of California. The venue for any action to enforce this Lease or to secure relief for breach shall be in the City and County of San Francisco.

                  (j) Calculation Of Abatement. Whenever, Rent is abated hereunder or the Lease is terminated with respect to a portion of the Premises, such abatement or reduction of Rent, (1) if occurring during the Term, shall be at the appropriate rent(s) per square foot (for the floor(s) as to which Rent is abated or the Lease is terminated) stated in Exhibit C, or (2) if occurring during one of the three five (5) year Extended Terms, at a Rent equal to the current rent per rentable square foot then payable by Tenant to Landlord for such particular floor(s) with respect to which Rent is to be abated or this Lease terminated.

                  (k) Certificate Of Occupancy. Landlord represents that the Certificate of Occupancy for the Building has been duly issued and remains in full force and effect. A true and correct copy of the Certificate of Occupancy is attached hereto, marked Exhibit M and incorporated herein by reference thereto.

            35. Exclusion Of Public Space From Premises. As a condition to its building permit for the Building, Landlord may be required to construct and maintain two spaces in the Building located above the 19th floor, each having an area of approximately 750 square feet for the purpose of a restaurant, lunch room or other facility open to the public during normal working hours. Upon determination that such space(s) are required and the exact locations thereof, Landlord shall so notify Tenant, with appropriate written documentation. Landlord shall bear all cost of improvements to the public area, of separating the public area from the Premises and of securing the Premises from entry by members of the public who visit or purport to be visiting the public area. Such space(s) shall not be within Tenant's Premises unless unavoidably required by the City and County of San Francisco, in which case the Lease shall be amended to exclude such space(s), Base Rent and Tenant's Proportionate Share and other obligations under this Lease, shall be reduced proportionately, and Landlord shall bear all reasonable and actual costs of relocating Tenant or otherwise vacating Tenant from the public area. Landlord shall also pay the reasonable and actual costs for such adjustments in security as may be required to preserve the integrity of Tenant's security system while accommodating such public space uses.

            36. Interpretation: Effect On Modified Initial Lease. This Lease constitutes the full and complete agreement of the parties with respect to the subject matter hereof. The options to extend the term contained in the Modified Initial Lease and the rights of the parties to terminate the Modified Initial Lease under Paragraph 10.(H) are deleted therefrom.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.


                                    LANDLORD:

                                    101 MONTGOMERY STREET CO., a
                                    California limited partnership

                                    By:  Cahill Montgomery Corp.,
                                         a California corporation
                                    Its:  General Partner


                                    By:   /S/ Gerald K. Cahill
                                          -----------------------------
                                          Gerald K. Cahill
                                    Its:  Vice President


                                    TENANT:

                                    CHARLES SCHWAB & CO., INC., a California corporation

                                    By:   /s/ Steven L. Scheid
                                          -----------------------------
                                          Steven L. Scheid
                                    Its:  Chief Financial Officer

                                    By:   /s/ Luis E. Valencia
                                          -----------------------------
                                          Luis E. Valencia
                                    Its:  Executive Vice President and
                                          Chief Administrative Officer

                                    EXHIBIT A

                              Property Description

                            EXHIBIT B (PAGE 1 OF 5)

                                    PREMISES

                             101 MONTGOMERY STREET

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following space ("Premises") in the 101 Montgomery Street Building:

I. The entire floor area of each floor beginning with the 2nd Floor through and including the entire 28th Floor.

II. Basement (garage) area as set forth on the Plan, Exhibit B - Page 2 of 5, attached hereto.

III. Ground Floor (First Floor) areas as shown on the Plan, Exhibit B - Page 3 of 5, attached hereto.

IV. 29th Floor area as shown on the Plan, Exhibit B - Page 4 of 5, attached hereto.

V. Roof (30th Floor) areas as shown on the Plan, Exhibit B - Page 5 of 5, attached hereto.

Areas leased by Tenant are shown in diagonal crosshatching on the attached plans.

Premises does not include building fire stairs, building systems, shafts and risers, elevator shafts, and machine rooms and building system equipment area. Premises does include internal tenant stairs between 9 and 10 in the cafeteria area, between 28th and 27th elevator lobbies, between the second floor north and Montgomery Street exit and the escalator between the first and second floor.

Tenant has installed a shaft for its computer-related condenser water, as well as power, and telecommunications risers which are included in the Premises.

                       (Floor Plans - Pages 2 through 5)

                                    EXHIBIT C

                             101 MONTGOMERY STREET

                              Net Rentable
 RETAIL AND                      Area of               Base Monthly Rent             Base
OFFICE FLOOR                Premises in Sq. Ft.           Per Sq. Ft.            Monthly Rent
------------                -------------------           -----------            ------------
  1                               5,784                     $2.00                  $11,568.00
  2                              11,026                     $2.00                  $22,052.00
  3                              11,533                     $2.00                  $23,066.00
  4                              11,533                     $2.00                  $23,066.00
  5                              11,533                     $2.00                  $23,066.00
  6                              11,533                     $2.00                  $23,066.00
  7                              11,533                     $2.00                  $23,066.00
  8                              11,533                     $2.00                  $23,066.00
  9                               9,492                     $2.00                  $18,984.00
 10                               9,492                     $2.00                  $18,984.00
 11                               9,169                     $2.00                  $18,338.00
 12                               9,468                     $2.00                  $18,936.00
 13                               9,468                     $2.00                  $18,936.00
 14                               9,468                     $2.00                  $18,936.00
 15                               9,528                     $2.00                  $19,056.00
 16                               9,550                     $2.00                  $19,100.00
 17                               9,550                     $2.00                  $19,100.00
 18                               9,756                     $2.00                  $19,512.00
 19                               9,756                     $2.00                  $19,512.00
 20                               9,756                     $2.00                  $19,512.00
 21                               9,756                     $2.00                  $19,512.00
 22                               9,756                     $2.00                  $19,512.00
 23                               9,756                     $2.00                  $19,512.00
 24                               9,756                     $2.00                  $19,512.00
 25                               9,086                     $2.00                  $18,172.00
 26                               9,391                     $2.00                  $18,782.00
 27                               9,391                     $2.00                  $18,782.00
 28                               9,391                     $2.00                  $18,782.00
                                  -----                     -----                  ----------

Subtotal - retail/office area   276,744                                           $553,488.00
                                -------                                           -----------

Non-Finished Areas
 29 - Storage                     5,036                     $1.00                   $5,036.00
 Roof                             1,880                     $1.00                   $1,880.00
 Basement                        11,295                     $1.00                  $11,295.00
                                 ------                     -----                  ----------

Subtotal                         18,211                                            $18,211.00
                                 ------                                            ----------

TOTAL LEASED PREMISES           294,955                                           $571,699.00
                                =======                                           ===========

NON-LEASED RETAIL SPACE           1,151
                                -------

TOTAL BLDG RENTABLE AREA        296,106
                                =======

                                    EXHIBIT D

                             101 MONTGOMERY STREET

                                  page 1 of 2

DATE OF TERMINATION
 last day of
 month of:                          MARCH        APRIL        MAY          JUNE         JULY         AUGUST
                                    2005         2005         2005         2005         2005         2005
                                    -----        -----        ----         ----         ----         ------
     FLOOR NO.
            25                      $192,447     $189,828     $187,191     $184,537     $181,865     $179,175
            24                      $206,634     $203,821     $200,990     $198,140     $195,272     $192,384
            23                      $206,634     $203,821     $200,990     $198,140     $195,272     $192,384
            22                      $206,634     $203,821     $200,990     $198,140     $195,272     $192,384
            21                      $206,634     $203,821     $200,990     $198,140     $195,272     $192,384
            20                      $206,634     $203,821     $200,990     $198,140     $195,272     $192,384
            19                      $206,634     $203,821     $200,990     $198,140     $195,272     $192,384
            18                      $206,634     $203,821     $200,990     $198,140     $195,272     $192,384
            17                      $202,272     $199,519     $196,748     $193,958     $191,150     $188,323
            16                      $202,272     $199,519     $196,748     $193,958     $191,150     $188,323
            15                      $201,807     $199,060     $199,296     $193,512     $190,710     $187,890
            14                      $200,533     $197,804     $195,058     $192,291     $189,506     $186,704
            13                      $200,533     $197,804     $195,058     $192,291     $189,506     $186,704
            12                      $200,533     $197,804     $195,058     $192,291     $189,506     $186,704

DATE OF TERMINATION
 last day of
 month of:                          SEPT         OCT          NOV          DEC          JAN          FEB
                                    2005         2005         2005         2005         2006         2006
                                    -----        -----        ----         ----         ----         ------
     FLOOR NO.
            25                      $176,468     $173,742     $170,998     $168,236     $165,455     $162,656
            24                      $189,476     $186,550     $183,604     $180,638     $177,652     $174,647
            23                      $189,476     $186,550     $183,604     $180,638     $177,652     $174,647
            22                      $189,476     $186,550     $183,604     $180,638     $177,652     $174,647
            21                      $189,476     $186,550     $183,604     $180,638     $177,652     $174,647
            20                      $189,476     $186,550     $183,604     $180,638     $177,652     $174,647
            19                      $189,476     $186,550     $183,604     $180,638     $177,652     $174,647
            18                      $189,476     $186,550     $183,604     $180,638     $177,652     $174,647
            17                      $185,477     $182,612     $179,728     $176,825     $173,902     $170,961
            16                      $185,477     $182,612     $179,728     $176,825     $173,902     $170,961
            15                      $185,051     $182,192     $179,315     $176,419     $173,503     $170,568
            14                      $183,882     $181,042     $178,183     $175,305     $172,407     $169,491
            13                      $183,882     $181,042     $178,183     $175,305     $172,407     $169,491
            12                      $183,882     $181,042     $178,183     $175,305     $172,407     $169,491

                                   EXHIBIT D

                             101 MONTGOMERY STREET

                                  page 2 of 2

DATE OF TERMINATION
 last day of
 month of:                          MARCH        APRIL        MAY          JUNE         JULY         AUGUST
                                    2006         2006         2006         2006         2006         2006
                                    -----        -----        ----         ----         ----         ------
     FLOOR NO.
            25                      $159,838     $157,002     $154,146     $151,272     $148,378     $145,465
            24                      $171,622     $168,576     $165,510     $162,424     $159,317     $156,189
            23                      $171,622     $168,576     $165,510     $162,424     $159,317     $156,189
            22                      $171,622     $168,576     $165,510     $162,424     $159,317     $156,189
            21                      $171,622     $168,576     $165,510     $162,424     $159,317     $156,189
            20                      $171,622     $168,576     $165,510     $162,424     $159,317     $156,189
            19                      $171,622     $168,576     $165,510     $162,424     $159,317     $156,189
            18                      $171,622     $168,576     $165,510     $162,424     $159,317     $156,189
            17                      $167,999     $165,018     $162,016     $158,995     $155,954     $152,892
            16                      $167,999     $165,018     $162,016     $158,995     $155,954     $152,892
            15                      $167,613     $164,638     $161,644     $158,630     $155,595     $152,541
            14                      $166,555     $163,599     $160,623     $157,628     $154,613     $151,578
            13                      $166,555     $163,599     $160,623     $157,628     $154,613     $151,578
            12                      $166,555     $163,599     $160,623     $157,628     $154,613     $151,578

DATE OF TERMINATION
 last day of
 month of:                          SEPT         OCT          NOV          DEC          JAN          FEB          MAR
                                    2006         2006         2006         2006         2007         2007         2007
                                    -----        -----        ----         ----         ----         ------       ----
     FLOOR NO.
            25                      $142,533     $139,581     $136,610     $133,618     $130,607     $127,575     $124,524
            24                      $153,040     $149,871     $146,680     $143,468     $140,235     $136,980     $133,704
            23                      $153,040     $149,871     $146,680     $143,468     $140,235     $136,980     $133,704
            22                      $153,040     $149,871     $146,680     $143,468     $140,235     $136,980     $133,704
            21                      $153,040     $149,871     $146,680     $143,468     $140,235     $136,980     $133,704
            20                      $153,040     $149,871     $146,680     $143,468     $140,235     $136,980     $133,704
            19                      $153,040     $149,871     $146,680     $143,468     $140,235     $136,980     $133,704
            18                      $153,040     $149,871     $146,680     $143,468     $140,235     $136,980     $133,704
            17                      $149,810     $146,707     $143,584     $140,440     $137,275     $134,089     $130,881
            16                      $149,810     $146,707     $143,584     $140,440     $137,275     $134,089     $130,881
            15                      $149,466     $146,370     $143,254     $140,117     $136,959     $133,781     $130,581
            14                      $148,522     $145,446     $142,350     $139,233     $136,095     $132,936     $129,756
            13                      $148,522     $145,446     $142,350     $139,233     $136,095     $132,936     $129,756
            12                      $148,522     $145,446     $142,350     $139,233     $136,095     $132,936     $129,756

                                    EXHIBIT E

                      Original Elevator Software Identified

                                    EXHIBIT F

                                   (Not Used)

                                    EXHIBIT G

                               Planning Resolution

                                    EXHIBIT H

                                   (Not Used)

                                    EXHIBIT I

                                 Floor Loadings

                                    EXHIBIT J

                                National Holidays

                                    EXHIBIT K

                            Janitorial Specification

                                    EXHIBIT L

                                Chart of Accounts

                                    EXHIBIT M

                            Certificate of Occupancy